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                                                                Exhibit 4


              THE TRAVELERS INSURANCE COMPANY - ONE TOWER SQUARE -
                         HARTFORD, CONNECTICUT - 06183

                                A STOCK COMPANY

          Please read Your Contract and all attached forms carefully.


   IF YOU HAVE ANY QUESTIONS CONCERNING YOUR CONTRACT, PLEASE CONTACT US AT
                                1-800-842-9406.

                                RIGHT TO EXAMINE

   IF ANY CERTIFICATE IS RETURNED TO US AT OUR OFFICE OR TO OUR AGENT TO BE CANCELED WITHIN 10 DAYS AFTER ITS DELIVERY TO THE CERTIFICATE OWNER, WE WILL REFUND TO THE CERTIFICATE OWNER THE FULL AMOUNT OF ANY PURCHASE PAYMENTS PAID, WITHOUT ADJUSTMENT FOR ANY PREMIUM TAX OR CERTIFICATE CHARGES PAID, AFTER WE RECEIVE THE REQUEST AT OUR OFFICE. AFTER THE CERTIFICATE IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.


   This Contract is issued in consideration of the master application. It is subject to the terms and conditions stated on the attached pages, and in Certificates issued pursuant to this Contract. It is made effective as stated in the master application.


                       Executed at Hartford, Connecticut

                                /s/ M.A. CARPENTER

                                   President

  This is a legal Contract between You and Us.  READ YOUR CONTRACT CAREFULLY.

        DEFERRED FLEXIBLE PREMIUM VARIABLE ANNUITY MASTER GROUP CONTRACT



                                 TAX QUALIFIED
ELECTIVE OPTIONS                                           NON-PARTICIPATING



   ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY RELATED CERTIFICATES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                               TABLE OF CONTENTS


Right to Examine                                                          Cover Page

Contract Specifications                                                   Page 3

Definitions                                                               Page 5

Owner, Beneficiary and Annuitant Provisions                               Page 7

Purchase Payment, Credits and Valuation Provisions                        Page 8

Death Benefit Provisions                                                  Page 10

Settlement Provisions                                                     Page 11

General Provisions                                                        Page 14

Annuity Tables                                                            Page 16





       Any Amendments, Riders or Endorsements follow the Annuity Tables.
The provisions of any rider or endorsement supersede any contrary provisions in the Contract.

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================================================================================
                            CONTRACT SPECIFICATIONS
================================================================================

CONTRACT NUMBER
CONTRACT OWNER               [THE TRAVELERS RETIREMENT TRUST FOR VARIABLE ANNUITIES]

CONTRACT DATE
-------------------------------------------------------------------------------

MINIMUM PURCHASE PAYMENT:   $20,000.00 PER CERTIFICATE
MINIMUM SUBSEQUENT PURCHASE PAYMENT:  $5,000 PER CERTIFICATE
MAXIMUM PURCHASE PAYMENT: $1,000,000 PER CERTIFICATE UNLESS WE CONSENT TO A LARGER AMOUNT.

CERTIFICATE FEE:  NONE

WITHDRAWAL CHARGES DEDUCTED ON SURRENDER BEFORE THE MATURITY DATE OF
THE CERTIFICATE:
Prior to the Maturity Date, the Withdrawal Charge is calculated as a percentage of the Purchase Payments and associated credits withdrawn on a first in, first out basis. For the purpose of determining the withdrawal charges, the order of withdrawal will be deemed to be taken first from (a) any Purchase Payments and associated credits to which no withdrawal charge applies; (b) next from any remaining free withdrawal amount (as described below) after the reduction by the amount of (a); (c) next from remaining Purchase Payments and associated credits (on a first-in, first-out basis); and then (d) from Certificate earnings.

  YEARS SINCE PURCHASE              PERCENT OF PURCHASE PAYMENTS AND ASSOCIATED CREDITS
    PAYMENT WAS MADE                          (NOT PREVIOUSLY SURRENDERED)

           1                                              5%
           2                                              4%
           3                                              3%
           4                                              2%
           5                                              1%
           6 AND THEREAFTER                               0%

Withdrawals prior to or at the Certificate Maturity Date are not subject to withdrawal charges if:

-  a life Annuity option payment is begun;
-  payments for a  period certain of at least 10 years duration are begun;
-  the Annuitant dies;
- subject to Our approval, withdrawals of a specified amount are taken from a Certificate to be deposited to other contracts/certificates issued by Us or Our affiliate. Such withdrawals will be processed upon Our receipt of a Written Request. The withdrawn amount will be subject to the provisions of that contract/certificate.
- Withdrawals are taken under Our managed distribution program then in effect if elected by the Certificate Owner by a Written Request.

During the first Certificate Year, the Certificate Owner may take withdrawals of up to 20% of his/her initial Purchase Payment, without imposition of withdrawal charges. Each Certificate Year thereafter, the Certificate Owner may take withdrawals of up to 20% of his/her Certificate Value as of the end of the previous Certificate Year, without imposition of withdrawal charges. This free withdrawal allowance applies to partial withdrawals of any amount and to full withdrawals, except those full withdrawals going to annuity contracts issued by other financial institutions. We reserve the right to modify the free withdrawal allowance.

TRANSFER CHARGE:  $0
We reserve the right to assess a Transfer Charge of up to $10.00 Per transfer on transfers exceeding 12 per year. We will notify the Certificate Owner In Writing at his/her last known address at least 31 day's prior to the imposition of any such Transfer Charge.

TERMINATION: We reserve the right to terminate any Certificate when the Certificate Value is less than $2,000 and no Purchase Payments have been made for two years.

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================================================================================
                            CONTRACT SPECIFICATIONS
================================================================================

          THE TRAVELERS SEPARATE ACCOUNT [FIVE] FOR VARIABLE ANNUITIES
                                UNDERLYING FUNDS

High Yield Bond Trust                                The Travelers Series Trust
Managed Assets Trust                                   Equity Income Portfolio
Money Market Portfolio                                 Federated Stock Portfolio
American Odyssey Funds, Inc.                           Large Cap Portfolio
  American Odyssey Core Equity Fund                    Lazard International Stock Portfolio
  American Odyssey Emerging Opportunities Fund         MFS Mid Cap Growth Portfolio
  American Odyssey Global High-Yield Bond Fund         MFS Research Portfolio
  American Odyssey Intermediate-Term Bond Fund         Social Awareness Stock Portfolio
  American Odyssey International Equity Fund           Strategic Stock Portfolio
  American Odyssey Long-Term Bond Fund                 Disciplined Mid Cap Stock Portfolio
Delaware Group Premium Fund, Inc.                      Disciplined Small Cap Stock Portfolio
  REIT Series                                          Travelers Quality Bond Portfolio
  Small Cap Value Series                               U.S. Government Securities Portfolio
Dreyfus Variable Investment Fund                       Utilities Portfolio
  Capital Appreciation Portfolio                     Travelers Series Fund, Inc.
  Small Cap Portfolio                                  Alliance Growth Portfolio
OCC Accumulation Trust                                 MFS Total Return Portfolio
  Equity Portfolio                                     Putnam Diversified Income Portfolio
Salomon Brothers Variable Series Funds, Inc.           Smith Barney High Income Portfolio
  Salomon Brothers Variable Capital Fund               Smith Barney International Equity Portfolio
  Salomon Brothers Variable Investors Fund             Smith Barney Large Capitalization Growth Portfolio
  Salomon Brothers Variable Total Return Fund        Warburg Pincus Trust
Strong Variable Insurance Funds, Inc.                  Emerging Markets Portfolio
  Strong Schafer Value Fund II                       Greenwich Street Series Fund
The Montgomery Funds III                               Equity Index Portfolio Class II
  Montgomery Variable Series: Growth Fund


FUNDING OPTION DEDUCTIONS
The annual mortality and expense risk deduction is .80% for all funds listed above and is deducted on a pro rata basis from all Underlying Funds in the Certificate Owner's Accounts. This amounts to a daily deduction of .00002192 per fund.

ASSUMED NET INVESTMENT FACTOR
Upon each partial or full annuitization, the Certificate Owner may select one of the Assumed Net Investment Factors shown below:

A. The Assumed Net Investment Factor is 1.000081 for all Underlying Funds. When expressed on an annual basis this equals 3%.

B. The Assumed Net Investment Factor is 1.000134 for all Underlying Funds. When expressed on an annual basis this equals 5%.

================================================================================
                                  DEFINITIONS
================================================================================

ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of a Certificate before Annuity payments begin.

AGE - age last birthday.

ANNUITANT - the person on whose life the Maturity Date and Annuity payments depend.

ANNUITY UNIT - an accounting unit of measure used to calculate the amount of Annuity Payments.

CERTIFICATE - the individual Certificate provided to the Certificate Owner, which describes the benefits, rights and obligations of the Certificate Owner and Us.

CERTIFICATE DATE - the date on which a Certificate is issued.

CERTIFICATE OWNER - a person who participates under this Contract and is given a Certificate.

CERTIFICATE YEAR(S) - the twelve month period(s) beginning with the Certificate Date.

CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of this Contract and related Certificates.

CONTRACT - a Contract which describes the benefits, rights and obligations of the Owner and Us.

CONTRACT DATE - the date shown on the Contract Specifications page on which the Contract is issued.

CONTRACT OWNER - the party indicated in the Contract Specifications or any party subsequently named.

CONTRACT YEARS - twelve month periods beginning with the Contract Date.

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Contract.

DUE PROOF OF DEATH - (i) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to Us.

FUNDING OPTIONS - subsections of the Separate Account which invest in the Underlying Funds for this Contract.

MATURITY DATE - the date on which the Annuity payments are to begin.

OUR OFFICE - the Home Office of The Travelers Insurance Company or any other office which We may designate for the purpose of administering this Contract.

PREMIUM TAX - the amount of tax, if any, charged by a state or municipality. We will deduct any applicable Premium Tax from the Certificate Value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENTS - payments of premium a Certificate Owner makes to Us under a Certificate.

QUALIFIED CONTRACT - a Contract used in a retirement plan or program whereby the Purchase Payments and any gains are intended to qualify under Sections 401, 403, 408, 414(d) or 457 of the Code.

RECORDED - a Written Request is Recorded when the information is noted in Our file for this Contract and related Certificates.

SEPARATE ACCOUNT- the Separate Account indicated in the Contract Specifications which We established for this class of Contracts, Certificates and certain other Contracts.

TERMINATION - discontinuance of this Contract and/or related Certificates by Us or by Your Written Request.

UNDERLYING FUND - an open-end diversified management investment company or portfolio thereof, indicated in the Contract Specifications, which serves as a variable investment option under the Separate Account.

VALUATION DATE -a date on which a Funding Option is valued, which is every day the New York Stock Exchange is open for trading (except for when trading is restricted due to an emergency as defined by the Securities and Exchange Commission.)

VALUATION PERIOD - the period beginning at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date. Also referred to as the period between successive valuations.

WE, US, OUR - The Travelers Insurance Company.

WRITTEN REQUEST - written information including requests for Contract/Certificate changes sent to Us in a form and content satisfactory to Us and received at Our Office.

YOU, YOUR - The Contract Owner. The Contract Owner is the person or entity named as such on the Contract Specifications page.

================================================================================
                  OWNER, BENEFICIARY AND ANNUITANT PROVISIONS
================================================================================

OWNER
This Contract belongs to the Contract Owner shown in the Contract
Specifications or to any person subsequently named in a Written Request. The Certificate belongs to the Certificate Owner. A Certificate Owner has sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in the Certificate.

The Certificate Owner will be the recipient of all payments while the Annuitant is alive unless he/she directs them to an alternate recipient under a Recorded payment direction. An alternate recipient under a payment direction does not become the Certificate Owner. A payment direction is revocable by the Certificate Owner at any time by Written Request giving 30 days' advance notice.

CREDITOR CLAIMS
To the extent permitted by law, no right or benefit of the Certificate Owner or Beneficiary under any Certificate shall be subject to the claims of creditors or any legal process.

BENEFICIARY
The Beneficiary is the party named in a Written Request. The Beneficiary has the right to receive any remaining Certificate benefits upon the death of the Annuitant, or under certain circumstances, upon the death of the Certificate Owner. If there is more than one Beneficiary surviving the Annuitant, the Beneficiaries will share equally in benefits unless different shares are Recorded with Us by Written Request prior to the death of the Annuitant.

Unless an irrevocable Beneficiary has been named, the Certificate Owner has the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the Certificate continues.

Once a change in Beneficiary is Recorded by Us, it will take effect as of the date of the Written Request, subject to any payments made or other actions taken by Us before the recording.

If no Beneficiary has been named by the Certificate Owner, or if no Beneficiary is living when the Annuitant dies, the interest of any Beneficiary will pass to:
     a)  the Certificate Owner or to the Certificate Owner's estate, or
     b) to the trustee or plan administrator of a trusteed Tax Qualified plan certificate for further distribution in accord with the plan.

ANNUITANT
The Annuitant is the individual shown in the Certificate Specifications on whose life Annuity payments are based. The Annuitant may not be changed after the Certificate Date.

================================================================================
               PURCHASE PAYMENT, CREDITS AND VALUATION PROVISIONS
================================================================================

PURCHASE PAYMENT

PURCHASE PAYMENT
A Purchase Payment is any payment the Certificate Owner makes for a Certificate and the benefits it provides. An initial lump sum Purchase Payment must be made to the Certificate and is due and payable before the Certificate becomes effective. Each Purchase Payment is payable as shown in the Contract Specifications to Us at Our Office or to one of Our authorized representatives. No Purchase Payment after the initial Purchase Payment is required to continue a Certificate in force, except as provided in the Termination provision.

Net Purchase Payments are that part of the Certificate Owner's Purchase Payments applied to the Certificate Value. A net Purchase Payment is equal to the Purchase Payment less any applicable Premium Tax.

ALLOCATION OF PURCHASE PAYMENT
We will apply any net Purchase Payment to provide Accumulation Units in selected Funding Options. The Purchase Payment will be applied within two business days following its receipt at Our Office. The net Purchase Payment will be allocated to the Funding Options in the proportion specified by the Certificate Owner for a Certificate. The available Underlying Funds to which Funding Option assets are allocated are shown in the Contract Specifications; Underlying Funds may be subsequently added or deleted.

CONSERVATION CREDITS
We may apply conservation credits under this Contract and related Certificates to funds received as Purchase Payments where such funds originated from other contracts/certificates issued by Us or Our affiliates. Any such credits will be computed as decided by Us.

FUNDING OPTION VALUATION

NUMBER OF ACCUMULATION UNITS
The number of Accumulation Units to be credited to each Funding Option once a Purchase Payment has been received by Us will be determined by dividing the net Purchase Payment applied to that Funding Option by the then Accumulation Unit Value of that Funding Option.

ACCUMULATION UNIT VALUE
We determine the value of an Accumulation Unit in each Funding Option on each Valuation Date by multiplying the value on the preceding Valuation Date by the net investment factor for that Funding Option for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NET INVESTMENT FACTOR
The net investment factor is a factor applied to measure the investment performance of a Funding Option from one Valuation Period to the next. The net investment factor for a Funding Option for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

Each Funding Option's net investment rate for a Valuation Period is equal to the gross investment rate for that Funding Option, less the applicable Funding Option deduction for the Valuation Period.

All Funding Option deductions are shown in the Contract Specifications and the applicable attached riders.

The gross investment rate of a Funding Option for a Valuation Period is equal to (1) divided by (2):
   where (1) is:
    a)  investment income, plus
    b)  capital gains and losses, whether realized or unrealized, less
    c) a deduction for any tax levied against the Separate Account and its Underlying Funds;

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

   and (2) is the value of the net assets at the beginning of the Valuation Period.

The gross investment rate is based on the net asset value of the Underlying Fund and may be either positive or negative. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.

TRANSFER AMONG FUNDING OPTIONS

A Certificate Owner may transfer all or any part of the Certificate Value from one Funding Option to any other Funding Option at any time up to [30] days before the due date of the first Annuity payment. We reserve the right to limit the number of transfers from one Funding Option to any other Funding Option. We will always allow at least one transfer in any six month period.

Transfers among Funding Options will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Funding Option. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Funding Options involved as of the next Valuation Date after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer Charge stated in the Contract Specifications.

CERTIFICATE VALUES PRIOR TO MATURITY DATE

CERTIFICATE VALUE
Before the Maturity Date, the Certificate Value on any date equals the sum of the accumulated values in the Funding Options. The accumulated value in a Funding Option equals the number of outstanding Accumulation Units credited to that Funding Option, multiplied by the then current Accumulation Unit Value for that Funding Option.

CERTIFICATE FEE
A Certificate Fee in the amount and for the period shown in the Contract Specifications will be deducted from the Certificate Value to reimburse Us for administrative expenses relating to the Contract and Certificates. The Certificate Fee will be deducted by surrendering on a pro rata basis Accumulation Units from all Funding Options in which the Certificate Owner has an interest.

We will deduct the charge on a pro rata basis if the Certificate has been in effect for less than a full period on the date a Certificate Fee is deducted. The Certificate Fee will also be pro rated upon full surrender or Termination of the Certificate.

CERTIFICATE CASH SURRENDER VALUE
Before the Maturity Date, the Certificate Cash Surrender Value is equal to the Certificate Value less any applicable charges, fees or taxes deducted upon surrender.

CASH SURRENDER
A Certificate Owner may elect by Written Request to receive the Cash Surrender Value at or before the due date of the first Annuity payment and without the consent of any Beneficiary unless irrevocably named. In the case of a full surrender, the Certificate will be canceled. A partial surrender will reduce the Certificate Value. If a Certificate Owner has a balance in more than one Funding Option, his/her Certificate Value will be reduced from all of his/her Funding Options on a pro rata basis, unless the Certificate Owner requests otherwise.

The Certificate Cash Surrender Value will be determined as of the next Valuation Date following receipt of the Certificate Owner's Written Request. We may delay payment of the Certificate Cash Surrender Value of the Funding Options for a period of not more than five business days after We receive the Certificate Owner's Written Request.

CERTIFICATE CONTINUATION

Except as provided in the Termination provision, a Certificate does not require continuing Purchase Payments and will automatically continue as a paid-up Certificate during the lifetime of the Annuitant until the Maturity Date, or until it is surrendered.

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================================================================================
                            DEATH BENEFIT PROVISIONS
================================================================================

DEATH OF ANNUITANT
A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under a Certificate be applied to a Settlement Option subject to the provisions of a Certificate and the current tax laws.

DEATH OF CERTIFICATE OWNER WITH ANNUITANT SURVIVING
If the Certificate Owner is not the Annuitant, and the Certificate Owner dies before the Maturity Date with the Annuitant surviving, We will recalculate the value of the death benefit under the provisions of Death Proceeds Prior To The Maturity Date below; by replacing all references to "Annuitant" with " Certificate Owner." The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws. The party must take distributions no later than under the applicable elections of that provision.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE
If the Annuitant is Age 80 or younger on the Certificate Date and dies before the Maturity Date, We will pay the Beneficiary the greater of a) or b) below, less any applicable Premium Tax as of the Death Report Date:

     a)  the Certificate Value on the Death Report Date; or

     b) the total Purchase Payments less the total amount of any partial surrenders (including associated charges, if any) made under the Certificate.

We must be notified of the Annuitant's death no later than six months from the Annuitant's date of death in order for Us to make payment of death proceeds as described above. If notification is received more than six months after the Annuitant's death, We will make payment of death proceeds equal to the Certificate Value on the Death Report Date less any applicable Premium Tax.

If the Annuitant is older than Age 80 on the Certificate Date and dies before the Maturity Date, We will pay the Beneficiary the Certificate Value on the Death Report Date less any applicable Premium Tax.

DEATH PROCEEDS AFTER THE MATURITY DATE
If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity option then in effect.

INTEREST ON DEATH PROCEEDS
Any interest on death proceeds will be paid in accordance with rules in effect in the state of issue of the Certificate Owner at the time of death.

================================================================================
                             SETTLEMENT PROVISIONS
================================================================================

MATURITY DATE

The Maturity Date is shown in the Certificate Owner's Certificate Specifications. This is the date on which We will begin paying to the Certificate Owner the first of a series of Annuity payments in accordance with an Annuity Option elected by the Certificate Owner. Annuity payments will begin under a Certificate on the Maturity Date unless the Certificate has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the later of when the Annuitant reaches Age 90 or ten years after the Certificate Date.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, the Certificate Owner may change the Maturity Date by Written Request to any time prior to the Annuitant's 90th birthday, or to a later date with Our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under a Certificate to the Certificate Owner in one lump sum or in accordance with an Annuity Option elected. While the Annuitant is alive, the Certificate Owner may change his/her Settlement Option election by Written Request, but only before the Maturity Date. We reserve the right to require satisfactory proof of the Age of any person on whose life Annuity payments are based before making the first payment under any Annuity Option.

During the Annuitant's lifetime, if no election has been made on the Maturity Date, We will pay to the Certificate Owner the first of a series of periodic Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

Once Annuity payments have commenced, no election changes are allowed.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is $2,000 unless We consent to a lesser amount. If any periodic payments due are less than $100, We reserve the right to change the frequency to an interval resulting in a payment of at least $100.00.

ALLOCATION OF ANNUITY

At the time an election of one of the Annuity Options is made, the person electing the option may elect to have all or part of the Certificate Value applied to provide a Variable Annuity, a Fixed Annuity or a combination of both.

If no election is made to the contrary, the value of a Funding Option will be applied when Annuity payments start to provide an Annuity which varies with the investment experience of that same Funding Option.

A Certificate Owner may elect to transfer Certificate Value from one Funding Option to another, as described in the provision Transfer Between Funding Options, in order to reallocate the basis on which Annuity payments will be determined. After Annuity payments start, the Certificate Owner may, with Our consent, change the allocation of his/her values in each Funding Option.

Transfers among Funding Options will result in the addition or deletion of Annuity Units having a total value equal to the dollar amount being transferred to or from a particular Funding Option. The number of Annuity Units will be determined by using the Annuity Unit Value of the Funding Options involved as of the next Valuation Day after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer Charge stated in the Contract Specifications.

VARIABLE ANNUITY

AMOUNT OF FIRST PAYMENT
The Certificate Owner may select one of the Assumed Net Investment Factors shown on the Contract Specifications. The Life Annuity Tables for the Assumed Net Investment Factor selected are used to determine the first monthly Annuity payment. They show the dollar amount of the first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to a Variable Annuity will be the Certificate Value as of 14 days before the date Annuity payments start. If it would produce a larger first Annuity payment, the Variable Annuity payment will be determined using the Variable Life Annuity tables in effect on the Maturity Date.

ANNUITY UNIT VALUE
On any Valuation Date, the Annuity Unit Value for a Funding Option equals the Funding Option Annuity Unit Value on the preceding Valuation Date, multiplied by the net investment factor for that Funding Option for the Valuation Period just ended, divided by the Assumed Net Investment Factor chosen by the Certificate Owner. The Assumed Net Investment Factors are shown in the Contract Specifications. The Value of an Annuity Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NUMBER OF ANNUITY UNITS
We determine the number of Annuity Units credited to a Certificate in each Funding Option by dividing the first monthly Annuity payment attributable to that Funding Option by the Funding Option's Unit Value as of [14] days before the due date of the first Annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT PAYMENTS
The dollar amount of the second and subsequent payments may change from month to month. The amount of the Annuity payment for each Funding Option is found by multiplying the number of Annuity Units credited to the Certificate for that Funding Option by the Annuity Unit Value for that Funding Option. The total amount of each Annuity Payment will be equal to the sum of the payments in each Funding Option.

FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which do not vary with the investment performance of an underlying fund. The Fixed Life Annuity Tables are used to determine level monthly Annuity payments. They show the dollar amount of level monthly Annuity payments which can be purchased with each $1,000 applied. The amount applied to a Fixed Annuity will be the Certificate Value applied to the Fixed Annuity as of the day Fixed Annuity payments begin. If it would produce a larger payment, the Fixed Annuity payment will be determined using the Fixed Life Annuity Tables in effect on the Maturity Date.

ANNUITIZATION CREDIT

Upon each election of one of the Annuity Options described below, an annuitization credit will be applied to the Certificate Value used to purchase the Fixed or Variable Annuity. The credit will be calculated as a percentage of the Certificate Value applied to the Fixed or Variable Annuity.

The credit will be :
         For Certificate Years 2-5          0.5%
         For Certificate Years 6-10         1.0%
         For Certificate Years 11+          2.0%
There is no annuitization credit during Certificate Year 1.

ANNUITY OPTIONS

Subject to conditions stated in Elections Of Settlement Options and Minimum Amounts, all or any part of the Certificate Value may be applied to one or more of the Annuity Options below. We may offer additional options.

Options 1 - 5 below may be applied to either a Fixed or Variable Annuity. If a Fixed Annuity is elected, the periodic Annuity payments may be either level (except after the primary payee's death in Option 4) or increasing. If increasing payments are elected, the payments will increase on each Certificate Date anniversary by the percentage the Certificate Owner chooses. The Certificate Owner may choose a whole number percentage from 1 to 4%. If payments are received more frequently than on an annual basis, payments will remain level between Certificate Date anniversaries. If increasing payments are elected, the initial payment will be less than the corresponding level payment for the same Annuity Option. The Fixed Life Annuity tables are used to determine the level monthly annuity payments. The equivalent values for initial increasing payments will be less than the values shown for level payments. The difference will be calculated in an actuarially equivalent manner.

OPTION 1.  LIFE ANNUITY - NO REFUND
We will make periodic Annuity payments during the lifetime of the person on whose life the payments are based, ending with the last payment preceding death.

OPTION 2.  LIFE ANNUITY WITH PERIOD CERTAIN
We will make periodic Annuity payments during the lifetime of the person on whose life the payments are based. If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated Beneficiary during the remainder of the period.

OPTION 3.  JOINT AND LAST SURVIVOR LIFE ANNUITY
We will make periodic Annuity payments during the Joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor. No more payments will be made after the death of the survivor.

OPTION 4.  JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON
DEATH OF PRIMARY PAYEE
We will make periodic Annuity payments during the Joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make periodic Annuity payments to the primary payee in the same amount that would have been payable during the Joint lifetime of the two persons. On the death of the primary payee, if survived by the secondary payee, We will continue to make periodic Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee. No further payments will be made following the death of the survivor.

OPTION 5.  PERIOD CERTAIN ANNUITY
We will make periodic payments for the period selected.

OPTION 6 .  OTHER ANNUITY OPTIONS
We will make any other arrangements for Annuity payments as may be mutually agreed upon by Us and a Certificate Owner.

================================================================================
                               GENERAL PROVISIONS
================================================================================

CONTRACT
The entire Contract between the Contract Owner and Us consists of the Contract, together with the application, if a copy of such application is attached to the Contract when issued and any Amendments, Riders or Endorsements.

CERTIFICATE
Each Certificate Owner will receive an individual Certificate stating in substance the benefits he/she is entitled to under the Certificate and Contract. The Certificate does not constitute a part of the Contract. The entire Certificate consists of the Certificate, together with the data collection form, if a copy of such data collection form is attached to the Certificate when issued and any Amendments, Riders or Endorsements.

CONTRACT/CERTIFICATE CHANGES
The only way this Contract and related Certificates may be changed is by a written Amendment, Rider or Endorsement signed by one of Our officers.

INCONTESTABILITY
We will not contest a Contract/Certificate from its Contract/Certificate Date.

MISSTATEMENT
If an Annuitant's date of birth was misstated, all benefits of the Certificate are what the Purchase Payment(s) paid would have purchased at the correct Age. Proof of the Annuitant's Age may be filed at any time at Our Office.

SUBSTITUTION OF UNDERLYING FUNDS
If it is not possible to continue to offer an Underlying Fund, or in Our judgment becomes inappropriate for the purposes of a Certificate, We may substitute another Underlying Fund without a Certificate Owner's consent. Substitution may be made with respect to both existing investments and investment of future Purchase Payments and associated credits. However, no such substitution will be made without notice to the Certificate Owner and without prior approval of the Securities and Exchange Commission, to the extent required by law.

TERMINATION
We reserve the right to terminate any Certificate on any Valuation Date if the Certificate Value is less than the Termination Amount stated on the Certificate Specifications page. Termination will not occur until 31 days after We have mailed notice of Termination to the Certificate Owner at his/her last known address. If a Certificate is terminated, We will pay the Certificate Owner the Certificate Cash Surrender Value, if any, no later than five business days following Our mailing the written notice of Termination to the Certificate Owner at the most current address available on Our records. Termination of a Certificate will not affect payments We are making under any Annuity options which began before the Termination date.

REQUIRED REPORTS
We will furnish a report to the Certificate Owner as often as required by law, but at least once in each Certificate Year before the due date of the first Annuity payment. The report will show the number of Accumulation Units credited to the Certificate in each Funding Option and the corresponding Accumulation Unit Value as of the date of the report.

VOTING RIGHTS
If required by federal law, the Certificate Owner may have the right to vote at the meetings of the shareholders of the Underlying Funds. If the Certificate Owner has voting rights, We will send a notice to the Certificate Owner telling him/her the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes the Certificate Owner may exercise.

MORTALITY AND EXPENSES
Our actual mortality and expense experience will not affect the amount of any Annuity payments or any other values under this Contract.

NON-PARTICIPATING
This Contract and related Certificates do not share in Our surplus earnings, so the Contract and Certificate Owners will receive no dividends under them.

TAXES BASED UPON PREMIUM OR VALUE
If there is a law or change in law assessing taxes against Us based upon the premium or value of the Certificates, We reserve the right to charge the Certificate Owner proportionately for that tax. This would include, but is not limited to, a tax based upon Our realized net capital gains in the Funding Options, on which We are not currently taxed.

CONFORMITY WITH STATE AND FEDERAL LAWS
This Contract is governed by the law of the state in which it is delivered. A Certificate is governed by the law of the state in which it is delivered. Any paid-up Annuity, Certificate Cash Surrender Value or death benefits that are available under related Certificates are not less than the minimum benefits required by the statutes of the state in which the Certificates are delivered.

Upon receiving appropriate state approval, We may at any time make any changes, including retroactive changes, in this Contract and related Certificates to the extent that the change is required to meet the requirements of any law or regulation issued by a governmental agency to which We, You, or the Certificate Owner are subject.

EMERGENCY PROCEDURE
We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Funding Options is not reasonably practicable or it is not reasonably practicable to determine the value of the Funding Option's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of related Certificates which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNT AND FUNDING OPTIONS
We will have exclusive and absolute ownership and control of the assets of Our Separate Account and the Funding Options. That portion of the assets of a Separate Account or Funding Option equal to the reserves and other Contract liabilities with respect to such Separate Account or Funding Option shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this Contract will be conclusive.

REDUCTION OR ELIMINATION OF CERTIFICATE CHARGES
All charges and fees under the Certificates may be reduced or eliminated when certain sales or administration of the Certificates result in savings or reduction of expenses, and/or risks.

                          FIXED LIFE ANNUITY TABLES &
        VARIABLE LIFE ANNUITY TABLES AT 3% ASSUMED NET INVESTMENT FACTOR
                                   (A.N.I.F.)
                 GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                    OPTIONS 1, AND 2- SINGLE LIFE ANNUITIES

          UNISEX       NUMBER OF MONTHLY PAYMENTS GUARANTEED
         ADJUSTED     NONE       120        180        240
           AGE
            45        3.44       3.43       3.42       3.40
            46        3.48       3.47       3.46       3.44
            47        3.53       3.52       3.50       3.48
            48        3.58       3.57       3.55       3.53
            49        3.63       3.61       3.60       3.57
            50        3.68       3.67       3.65       3.62
            51        3.74       3.72       3.70       3.67
            52        3.80       3.78       3.75       3.72
            53        3.86       3.84       3.81       3.77
            54        3.93       3.90       3.87       3.83
            55        4.00       3.97       3.94       3.88
            56        4.07       4.04       4.00       3.94
            57        4.15       4.12       4.07       4.01
            58        4.24       4.20       4.15       4.07
            59        4.33       4.28       4.22       4.14
            60        4.42       4.37       4.30       4.20
            61        4.52       4.47       4.39       4.28
            62        4.63       4.57       4.48       4.35
            63        4.75       4.67       4.57       4.42
            64        4.87       4.78       4.67       4.49
            65        5.01       4.90       4.77       4.57
            66        5.15       5.03       4.87       4.65
            67        5.30       5.16       4.98       4.72
            68        5.46       5.30       5.09       4.80
            69        5.64       5.45       5.20       4.87
            70        5.83       5.60       5.31       4.94
            71        6.04       5.76       5.43       5.01
            72        6.26       5.93       5.55       5.07
            73        6.50       6.11       5.66       5.13
            74        6.75       6.29       5.78       5.19
            75        7.03       6.49       5.89       5.24

Dollar amounts of the monthly Annuity payments for the first and second options are based on the Annuity 2000 Table (blended 80%/20% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

1998-2000     2001-2005    2006-2010    2011-2015      2016-2020
minus 0       minus 1      minus 2      minus 3        minus 4

2021-2025     2026-2030    2031-2035    2036 AND LATER
minus 5       minus 6      minus 7      minus 8

                          FIXED LIFE ANNUITY TABLES &
                  VARIABLE LIFE ANNUITY TABLES AT 3% A.N.I.F.
                 GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED



                OPTION 3 -  JOINT AND LAST SURVIVOR LIFE ANNUITY

         UNISEX
        ADJUSTED
          AGES      45       50       55       60       65       70       75
           45      3.17     3.23     3.29     3.34     3.37     3.39     3.41
           50      3.23     3.33     3.42     3.50     3.56     3.60     3.63
           55      3.29     3.42     3.55     3.67     3.77     3.85     3.91
           60      3.34     3.50     3.67     3.85     4.01     4.15     4.25
           65      3.37     3.56     3.77     4.01     4.25     4.47     4.66
           70      3.39     3.60     3.85     4.15     4.47     4.81     5.13
           75      3.41     3.63     3.91     4.25     4.66     5.13     5.62





                OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE


          UNISEX ADJUSTED AGE
               OF PRIMARY
          AND SECONDARY PAYEE       DOLLAR AMOUNT

                45                       3.30
                50                       3.50
                55                       3.76
                60                       4.12
                65                       4.60
                70                       5.27
                75                       6.25

Dollar amounts of the monthly Annuity payments for the third and fourth options are based on the Annuity 2000 Table (blended 80%/20% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:


1998-2000      2001-2005      2006-2010      2011-2015      2016-2020
minus 0        minus 1        minus 2        minus 3        minus 4

2021-2025      2026-2030      2031-2035      2036 AND LATER
minus 5        minus 6        minus 7        minus 8

          FIXED ANNUITY TABLE & VARIABLE ANNUITY TABLE AT 3% A.N.I.F.
                 GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                   OPTION 5 - PAYMENTS FOR A PERIOD CERTAIN


                                        .

                                MONTHLY                     MONTHLY
                 NUMBER OF      PAYMENT        NUMBER OF    PAYMENT
                   YEARS        AMOUNT           YEARS      AMOUNT
                    10           9.61             21         5.32
                    11           8.86             22         5.15
                    12           8.24             23         4.99
                    13           7.71             24         4.84
                    14           7.26             25         4.71
                    15           6.87             26         4.59
                    16           6.53             27         4.47
                    17           6.23             28         4.37
                    18           5.96             29         4.27
                    19           5.73             30         4.18
                    20           5.51


The dollar amounts of the monthly Annuity payments for the fifth option are based on a net investment rate of 3% per annum.

                  VARIABLE LIFE ANNUITY TABLES AT 5% A.N.I.F.
                 GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                    OPTIONS 1, AND 2- SINGLE LIFE ANNUITIES



          UNISEX      NUMBER OF MONTHLY PAYMENTS GUARANTEED
         ADJUSTED
           AGE        NONE       120        180        240
            45        4.71       4.70       4.68       4.66
            46        4.75       4.73       4.71       4.69
            47        4.79       4.77       4.75       4.73
            48        4.83       4.81       4.79       4.76
            49        4.88       4.86       4.83       4.80
            50        4.93       4.90       4.88       4.84
            51        4.98       4.95       4.92       4.88
            52        5.03       5.00       4.97       4.92
            53        5.09       5.06       5.02       4.97
            54        5.15       5.12       5.07       5.02
            55        5.22       5.18       5.13       5.07
            56        5.29       5.24       5.19       5.12
            57        5.36       5.31       5.25       5.17
            58        5.44       5.39       5.32       5.23
            59        5.53       5.46       5.39       5.29
            60        5.62       5.55       5.46       5.35
            61        5.72       5.64       5.54       5.41
            62        5.82       5.73       5.62       5.47
            63        5.94       5.83       5.70       5.54
            64        6.06       5.94       5.79       5.61
            65        6.19       6.05       5.88       5.67
            66        6.33       6.17       5.98       5.74
            67        6.48       6.29       6.08       5.81
            68        6.64       6.42       6.18       5.87
            69        6.82       6.57       6.28       5.94
            70        7.00       6.71       6.39       6.00
            71        7.21       6.87       6.49       6.06
            72        7.43       7.03       6.60       6.12
            73        7.67       7.20       6.71       6.17
            74        7.93       7.38       6.82       6.22
            75        8.21       7.56       6.92       6.27

Dollar amounts of the monthly Annuity payments for the first and second options are based on the Annuity 2000 Table (blended 80%/20% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 5% per Annum.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

1998-2000      2001-2005      2006-2010      2011-2015      2016-2020
minus 0        minus 1        minus 2        minus 3        minus 4

2021-2025      2026-2030      2031-2035      2036 AND LATER
minus 5        minus 6        minus 7        minus 8

                  VARIABLE LIFE ANNUITY TABLES AT 5% A.N.I.F.
                 GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED



                OPTION 3 -  JOINT AND LAST SURVIVOR LIFE ANNUITY

 UNISEX
ADJUSTED
  AGE       45       50       55       60       65       70       75
   45      4.44     4.50     4.55     4.59     4.62     4.65     4.67
   50      4.50     4.58     4.65     4.72     4.78     4.82     4.86
   55      4.55     4.65     4.76     4.87     4.96     5.04     5.10
   60      4.59     4.72     4.87     5.02     5.17     5.30     5.41
   65      4.62     4.78     4.96     5.17     5.39     5.60     5.79
   70      4.65     4.82     5.04     5.30     5.60     5.92     6.23
   75      4.67     4.86     5.10     5.41     5.79     6.23     6.71





                OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE


        UNISEX ADJUSTED AGE OF
              PRIMARY
        AND SECONDARY PAYEE       DOLLAR AMOUNT
                45                     4.57
                50                     4.74
                55                     4.98
                60                     5.30
                65                     5.76
                70                     6.42
                75                     7.39



Dollar amounts of the monthly Annuity payments for the third and fourth options are based on the Annuity 2000 Table (blended 80%/20% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 5% per Annum.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

1998-2000      2001-2005      2006-2010      2011-2015      2016-2020
minus 0        minus 1        minus 2        minus 3        minus 4

2021-2025      2026-2030      2031-2035      2036 AND LATER
minus 5        minus 6        minus 7        minus 8

                     VARIABLE ANNUITY TABLE AT 5% A.N.I.F.
                 GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                   OPTION 5 - PAYMENTS FOR A PERIOD CERTAIN


                                        .

                               MONTHLY                      MONTHLY
                 NUMBER OF     PAYMENT         NUMBER OF    PAYMENT
                   YEARS       AMOUNT            YEARS      AMOUNT
                    10          10.51             21         6.33
                    11           9.77             22         6.17
                    12           9.16             23         6.02
                    13           8.64             24         5.88
                    14           8.20             25         5.76
                    15           7.82             26         5.65
                    16           7.49             27         5.54
                    17           7.20             28         5.45
                    18           6.94             29         5.36
                    19           6.71             30         5.28
                    20           6.51


The dollar amounts of the monthly Annuity payments for the fifth option are based on a net investment rate of 5% per annum.

                  This page has been left intentionally blank.

                  This page has been left intentionally blank.

        DEFERRED FLEXIBLE PREMIUM VARIABLE ANNUITY MASTER GROUP CONTRACT
                                 TAX QUALIFIED





ELECTIVE OPTIONS                          NON-PARTICIPATING

              THE TRAVELERS INSURANCE COMPANY - ONE TOWER SQUARE -
                         HARTFORD, CONNECTICUT - 06183

                                A STOCK COMPANY

         Please read Your Certificate and all attached forms carefully.


         IF YOU HAVE ANY QUESTIONS CONCERNING YOUR CERTIFICATE, PLEASE
                         CONTACT US AT 1-800-842-9406.

                                RIGHT TO EXAMINE

         IF THIS CERTIFICATE IS RETURNED TO US AT OUR OFFICE OR TO OUR AGENT TO BE CANCELED WITHIN 10 DAYS AFTER ITS DELIVERY TO YOU, WE WILL REFUND TO YOU THE FULL AMOUNT OF ANY PURCHASE PAYMENTS PAID, WITHOUT ADJUSTMENT FOR ANY PREMIUM TAX OR CERTIFICATE CHARGES PAID, AFTER WE RECEIVE THE REQUEST AT OUR OFFICE. AFTER THE CERTIFICATE IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.


         This Certificate is issued in consideration of the initial Purchase Payment. It is subject to the terms and conditions stated on the attached pages, all of which are made a part of it. It is made effective as stated in the Certificate.


                       Executed at Hartford, Connecticut

                                /s/ M. A. CARPENTER

                                   President

            This is a legal contract between You and Us.  READ YOUR
                             CERTIFICATE CAREFULLY.

         CERTIFICATE OF PARTICIPATION UNDER A DEFERRED FLEXIBLE PREMIUM
                        VARIABLE ANNUITY GROUP CONTRACT



                                 TAX QUALIFIED
         ELECTIVE OPTIONS                             NON-PARTICIPATING


         ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CERTIFICATE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                               TABLE OF CONTENTS


Right to Examine                                                          Cover Page

Certificate Specifications                                                Page 3

Definitions                                                               Page 5

Owner, Beneficiary and Annuitant Provisions                               Page 7

Purchase Payment, Credits and Valuation Provisions                        Page 8

Death Benefit Provisions                                                  Page 10

Settlement Provisions                                                     Page 11

General Provisions                                                        Page 14

Annuity Tables                                                            Page 16





       Any Amendments, Riders or Endorsements follow the Annuity Tables. The provisions of any rider or endorsement supersede any contrary provisions in the Certificate.

================================================================================
                           CERTIFICATE SPECIFICATIONS
================================================================================

CERTIFICATE OWNER                          ANNUITANT

CERTIFICATE NUMBER                        CERTIFICATE
DATE

MATURITY DATE

CONTRACT NUMBER

CONTRACT OWNER           [THE TRAVELERS RETIREMENT TRUST FOR VARIABLE ANNUITIES]
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENT:   $20,000.00 PER CERTIFICATE
MINIMUM SUBSEQUENT PURCHASE PAYMENT: $5,000 PER CERTIFICATE
MAXIMUM PURCHASE PAYMENT: $1,000,000 PER CERTIFICATE UNLESS WE CONSENT TO A LARGER AMOUNT.

CERTIFICATE FEE:  None

WITHDRAWAL CHARGES DEDUCTED ON SURRENDER BEFORE THE MATURITY DATE OF
THE CERTIFICATE:
Prior to the Maturity Date, the Withdrawal Charge is calculated as a percentage of the Purchase Payments and associated credits withdrawn on a first in, first out basis. For the purpose of determining the withdrawal charges, the order of withdrawal will be deemed to be taken first from (a) any Purchase Payments and associated credits to which no withdrawal charge applies; (b) next from any remaining free withdrawal amount (as described below) after the reduction by the amount of (a); (c) next from remaining Purchase Payments and associated credits (on a first- in, first-out basis); and then (d) from Certificate earnings.

                  YEARS SINCE PURCHASE              PERCENT OF PURCHASE PAYMENTS AND ASSOCIATED CREDITS
                    PAYMENT WAS MADE                           (NOT PREVIOUSLY SURRENDERED)
                          1                                                 5%
                          2                                                 4%
                          3                                                 3%
                          4                                                 2%
                          5                                                 1%
                          6 and thereafter                                  0%

Withdrawals prior to or at the Certificate Maturity Date are not subject to withdrawal charges if:
-  a life Annuity option payment is begun;
-  payments for a  period certain of at least 10 years duration are begun;
-  the Annuitant dies;
- subject to Our approval, withdrawals of a specified amount are taken from this Certificate to be deposited to other contracts/certificates issued by Us or Our affiliate. Such withdrawals will be processed upon Our receipt of a Written Request. The withdrawn amount will be subject to the provisions of that contract/certificate.
- Withdrawals are taken under Our managed distribution program then in effect if elected by You by a Written Request.

During the first Certificate Year, You may take withdrawals of up to 20% of Your initial Purchase Payment, without imposition of withdrawal charges. Each Certificate Year thereafter, You may take withdrawals of up to 20% of Your Certificate Value as of the end of the previous Certificate Year, without imposition of withdrawal charges. This free withdrawal allowance applies to partial withdrawals of any amount and to full withdrawals, except those full withdrawals going to annuity contracts/certificates issued by other financial institutions. We reserve the right to modify the free withdrawal allowance.

TRANSFER CHARGE:  $0
We reserve the right to assess a Transfer Charge of up to $10.00 per transfer on transfers exceeding 12 per year. We will notify You In Writing at Your last known address at least 31 day's prior to the imposition of any such Transfer Charge.

TERMINATION: We reserve the right to terminate this Certificate when the Certificate Value is less than $2,000 and no Purchase Payments have been made for two years.

================================================================================
                           CERTIFICATE SPECIFICATIONS
================================================================================

           THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES
                                UNDERLYING FUNDS

High Yield Bond Trust                                The Travelers Series Trust
Managed Assets Trust                                   Equity Income Portfolio
Money Market Portfolio                                 Federated Stock Portfolio
American Odyssey Funds, Inc.                           Large Cap Portfolio
  American Odyssey Core Equity Fund                    Lazard International Stock Portfolio
  American Odyssey Emerging Opportunities Fund         MFS Mid Cap Growth Portfolio
  American Odyssey Global High-Yield Bond Fund         MFS Research Portfolio
  American Odyssey Intermediate-Term Bond Fund         Social Awareness Stock Portfolio
  American Odyssey International Equity Fund           Strategic Stock Portfolio
  American Odyssey Long-Term Bond Fund                 Disciplined Mid Cap Stock Portfolio
Delaware Group Premium Fund, Inc.                      Disciplined Small Cap Stock Portfolio
  REIT Series                                          Travelers Quality Bond Portfolio
  Small Cap Value Series                               U.S. Government Securities Portfolio
Dreyfus Variable Investment Fund                       Utilities Portfolio
  Capital Appreciation Portfolio                     Travelers Series Fund, Inc.
  Small Cap Portfolio                                  Alliance Growth Portfolio
OCC Accumulation Trust                                 MFS Total Return Portfolio
  Equity Portfolio                                     Putnam Diversified Income Portfolio
Salomon Brothers Variable Series Funds, Inc.           Smith Barney High Income Portfolio
  Salomon Brothers Variable Capital Fund               Smith Barney International Equity Portfolio
  Salomon Brothers Variable Investors Fund             Smith Barney Large Capitalization Growth Portfolio
  Salomon Brothers Variable Total Return Fund        Warburg Pincus Trust
Strong Variable Insurance Funds, Inc.                  Emerging Markets Portfolio
  Strong Schafer Value Fund II                       Greenwich Street Series Fund
The Montgomery Funds III                               Equity Index Portfolio Class II
  Montgomery Variable Series: Growth Fund



FUNDING OPTION DEDUCTIONS
The annual mortality and expense risk deduction is.80% for all funds listed above and is deducted on a pro rata basis from all Underlying Funds in Your Accounts. This amounts to a daily deduction of .00002192 per fund.

ASSUMED NET INVESTMENT FACTOR
Upon each partial or full annuitization, you may select one of the Assumed Net Investment Factors shown below:
A. The Assumed Net Investment Factor is 1.000081 For all Underlying Funds. When expressed on an annual basis this equals 3%.

B. The Assumed Net Investment Factor is 1.000134 for all Underlying Funds. When expressed on an annual basis this equals 5%.

================================================================================
                                  DEFINITIONS
================================================================================

ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of a Certificate before Annuity payments begin.

AGE - age last birthday.

ANNUITANT - the person on whose life the Maturity Date and Annuity payments depend.

ANNUITY UNIT - an accounting unit of measure used to calculate the amount of Annuity Payments.

CERTIFICATE - the individual Certificate provided to You, which describes the benefits, rights and obligations of You and Us.

CERTIFICATE DATE - the date on which this Certificate is issued.

CERTIFICATE OWNER - the person indicated in the Certificate Specifications.

CERTIFICATE YEAR(s) - the twelve month period(s) beginning with the Certificate Date.

CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of this Certificate.

CONTRACT - a Contract which describes the benefits, rights and obligations of the Contract Owner and Us.

CONTRACT OWNER - the party indicated in the Certificate Specifications or any party subsequently named.

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Certificate.

DUE PROOF OF DEATH - (i) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to Us.

FUNDING OPTIONS - subsections of the Separate Account which invest in the Underlying Funds for this Certificate.

MATURITY DATE - the date on which the Annuity payments are to begin.

OUR OFFICE - the Home Office of The Travelers Insurance Company or any other office which We may designate for the purpose of administering this Certificate.

PREMIUM TAX - the amount of tax, if any, charged by a state or municipality. We will deduct any applicable Premium Tax from the Certificate Value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENTS - payments of premium You make to Us under this Certificate.

QUALIFIED CERTIFICATE - a Certificate used in a retirement plan or program whereby the Purchase Payments and any gains are intended to qualify under Sections 401, 403, 408, 414(d) or 457 of the Code.

RECORDED - a Written Request is Recorded when the information is noted in Our file for this Certificate.

SEPARATE ACCOUNT- the Separate Account indicated in the Certificate Specifications which We established for this class of Certificates and certain other Certificates.

TERMINATION - discontinuance of this Certificate by Us or by Your Written
Request.

UNDERLYING FUND - an open-end diversified management investment company or portfolio thereof, indicated in the Certificate Specifications, which serves as a variable investment option under the Separate Account.

VALUATION DATE -a date on which a Funding Option is valued, which is every day the New York Stock Exchange is open for trading (except for when trading is restricted due to an emergency as defined by the Securities and Exchange Commission.)

VALUATION PERIOD - the period beginning at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date. Also referred to as the period between successive valuations.

WE, US, OUR - The Travelers Insurance Company.

WRITTEN REQUEST - written information including requests for Contract/Certificate changes sent to Us in a form and content satisfactory to Us and received at Our Office.

YOU, YOUR - The Certificate Owner.

================================================================================
                  OWNER, BENEFICIARY AND ANNUITANT PROVISIONS
================================================================================

OWNER
The Contract belongs to the Contract Owner shown in the Certificate Specifications or to any person subsequently named in a Written Request. The Certificate belongs to the Certificate Owner. As Certificate Owner, You have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in the Certificate.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternate recipient under a Recorded payment direction. An alternate recipient under a payment direction does not become the Certificate Owner. A payment direction is revocable by You at any time by Written Request giving 30 days' advance notice.

CREDITOR CLAIMS
To the extent permitted by law, no right or benefit of the Certificate Owner or Beneficiary under this Certificate shall be subject to the claims of creditors or any legal process.

BENEFICIARY
The Beneficiary is the party named in a Written Request. The Beneficiary has the right to receive any remaining Certificate benefits upon the death of the Annuitant, or under certain circumstances, upon Your death. If there is more than one Beneficiary surviving the Annuitant, the Beneficiaries will share equally in benefits unless different shares are Recorded with Us by Written Request prior to the death of the Annuitant.

Unless an irrevocable Beneficiary has been named, You have the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the Certificate continues.

Once a change in Beneficiary is Recorded by Us, it will take effect as of the date of the Written Request, subject to any payments made or other actions taken by Us before the recording.

If no Beneficiary has been named by You, or if no Beneficiary is living when the Annuitant dies, the interest of any Beneficiary will pass to:
         a)  You or to Your estate, or
         b) to the trustee or plan administrator of a trusteed Tax Qualified plan certificate for further distribution in accord with the plan.

ANNUITANT
The Annuitant is the individual shown in the Certificate Specifications on whose life Annuity payments are based. The Annuitant may not be changed after the Certificate Date.

================================================================================
               PURCHASE PAYMENT, CREDITS AND VALUATION PROVISIONS
================================================================================

PURCHASE PAYMENT

PURCHASE PAYMENT
A Purchase Payment is any payment You make for this Certificate and the benefits it provides. An initial lump sum Purchase Payment must be made to the Certificate and is due and payable before the Certificate becomes effective. Each Purchase Payment is payable as shown in the Certificate Specifications to Us at Our Office or to one of Our authorized representatives. No Purchase Payment after the initial Purchase Payment is required to continue a Certificate in force, except as provided in the Termination provision.

Net Purchase Payments are that part of Your Purchase Payments applied to the Certificate Value. A net Purchase Payment is equal to the Purchase Payment less any applicable Premium Tax.

ALLOCATION OF PURCHASE PAYMENT
We will apply any net Purchase Payment to provide Accumulation Units in selected Funding Options. The Purchase Payment will be applied within two business days following its receipt at Our Office. The net Purchase Payment will be allocated to the Funding Options in the proportion specified by You. The available Underlying Funds to which Funding Option assets are allocated are shown in the Certificate Specifications; Underlying Funds may be subsequently added or deleted.

CONSERVATION CREDITS
We may apply conservation credits under this Certificate to funds received as Purchase Payments where such funds originated from other contracts/certificates issued by Us or Our affiliates. Any such credits will be computed as decided by Us.

FUNDING OPTION VALUATION

NUMBER OF ACCUMULATION UNITS
The number of Accumulation Units to be credited to each Funding Option once a Purchase Payment has been received by Us will be determined by dividing the net Purchase Payment applied to that Funding Option by the then Accumulation Unit Value of that Funding Option.

ACCUMULATION UNIT VALUE
We determine the value of an Accumulation Unit in each Funding Option on each Valuation Date by multiplying the value on the preceding Valuation Date by the net investment factor for that Funding Option for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NET INVESTMENT FACTOR
The net investment factor is a factor applied to measure the investment performance of a Funding Option from one Valuation Period to the next. The net investment factor for a Funding Option for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

Each Funding Option's net investment rate for a Valuation Period is equal to the gross investment rate for that Funding Option, less the applicable Funding Option deduction for the Valuation Period.

All Funding Option deductions are shown in the Certificate Specifications and the applicable attached riders.

The gross investment rate of a Funding Option for a Valuation Period is equal to (1) divided by (2):

    where (1) is:

     a) investment income, plus
     b) capital gains and losses, whether realized or unrealized, less
     c) a deduction for any tax levied against the Separate Account and its Underlying Funds;

    and (2) is the value of the net assets at the beginning of the Valuation Period.

The gross investment rate is based on the net asset value of the Underlying Fund and may be either positive or negative. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.

TRANSFER AMONG FUNDING OPTIONS

You may transfer all or any part of the Certificate Value from one Funding Option to any other Funding Option at any time up to [30] days before the due date of the first Annuity payment. We reserve the right to limit the number of transfers from one Funding Option to any other Funding Option. We will always allow at least one transfer in any six month period.

Transfers among Funding Options will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Funding Option. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Funding Options involved as of the next Valuation Date after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer Charge stated in the Certificate Specifications.

CERTIFICATE VALUES PRIOR TO MATURITY DATE

CERTIFICATE VALUE
Before the Maturity Date, the Certificate Value on any date equals the sum of the accumulated values in the Funding Options. The accumulated value in a Funding Option equals the number of outstanding Accumulation Units credited to that Funding Option, multiplied by the then current Accumulation Unit Value for that Funding Option.

CERTIFICATE FEE
A Certificate Fee in the amount and for the period shown in the Certificate Specifications will be deducted from the Certificate Value to reimburse Us for administrative expenses relating to the Contract and Certificates. The Certificate Fee will be deducted by surrendering on a pro rata basis Accumulation Units from all Funding Options in which You have an interest.

We will deduct the charge on a pro rata basis if the Certificate has been in effect for less than a full period on the date a Certificate Fee is deducted. The Certificate Fee will also be pro rated upon full surrender or Termination of the Certificate.

CERTIFICATE CASH SURRENDER VALUE
Before the Maturity Date, the Certificate Cash Surrender Value is equal to the Certificate Value less any applicable charges, fees or taxes deducted upon surrender.

CASH SURRENDER
You may elect by Written Request to receive the Cash Surrender Value at or before the due date of the first Annuity payment and without the consent of any Beneficiary unless irrevocably named. In the case of a full surrender, the Certificate will be canceled. A partial surrender will reduce the Certificate Value. If You have a balance in more than one Funding Option, Your Certificate Value will be reduced from all of Your Funding Options on a pro rata basis, unless You request otherwise.

The Certificate Cash Surrender Value will be determined as of the next Valuation Date following receipt of Your Written Request. We may delay payment of the Certificate Cash Surrender Value of the Funding Options for a period of not more than five business days after We receive Your Written Request.

CERTIFICATE CONTINUATION

Except as provided in the Termination provision, this Certificate does not require continuing Purchase Payments and will automatically continue as a paid-up Certificate during the lifetime of the Annuitant until the Maturity Date, or until it is surrendered.

================================================================================
                            DEATH BENEFIT PROVISIONS
================================================================================

DEATH OF ANNUITANT
A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this Certificate be applied to a Settlement Option subject to the provisions of this Certificate and the current tax laws.

DEATH OF CERTIFICATE OWNER WITH ANNUITANT SURVIVING
If You are not the Annuitant, and You die before the Maturity Date with the Annuitant surviving, We will recalculate the value of the death benefit under the provisions of Death Proceeds Prior To The Maturity Date below; by replacing all references to "Annuitant" with "Certificate Owner." The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws. The party must take distributions no later than under the applicable elections of that provision.

DEATH PROCEEDS PRIOR TO THE MATURITY DATE
If the Annuitant is Age 80 or younger on the Certificate Date and dies before the Maturity Date, We will pay the Beneficiary the greater of a) or b) below, less any applicable Premium Tax as of the Death Report Date:

      a) the Certificate Value on the Death Report Date; or
      b) the total Purchase Payments less the total amount of any partial surrenders (including associated charges, if any) made under this Certificate.

We must be notified of the Annuitant's death no later than six months from the Annuitant's date of death in order for Us to make payment of death proceeds as described above. If notification is received more than six months after the Annuitant's death, We will make payment of death proceeds equal to the Certificate Value on the Death Report Date less any applicable Premium Tax.

If the Annuitant is older than Age 80 on the Certificate Date and dies before the Maturity Date, We will pay the Beneficiary the Certificate Value on the Death Report Date less any applicable Premium Tax.

DEATH PROCEEDS AFTER THE MATURITY DATE
If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity option then in effect.

INTEREST ON DEATH PROCEEDS
Any interest on death proceeds will be paid in accordance with rules in effect in the state of issue of the Certificate Owner at the time of death.

================================================================================
                             SETTLEMENT PROVISIONS
================================================================================

MATURITY DATE

The Maturity Date is shown in the Certificate Specifications. This is the date on which We will begin paying to You the first of a series of Annuity payments in accordance with an Annuity Option elected by You. Annuity payments will begin under this Certificate on the Maturity Date unless the Certificate has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the later of when the Annuitant reaches Age 90 or ten years after the Certificate Date.

Additionally, to the extent permitted by law, at least
30 days before the original Maturity Date, You may change the Maturity Date by Written Request to any time prior to the Annuitant's 90th birthday, or to a later date with Our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this Certificate to You in one lump sum or in accordance with an Annuity Option elected. While the Annuitant is alive, You may change Your Settlement Option election by Written Request, but only before the Maturity Date. We reserve the right to require satisfactory proof of the Age of any person on whose life Annuity payments are based before making the first payment under any Annuity Option.

During the Annuitant's lifetime, if no election has been made on the Maturity Date, We will pay You the first of a series of periodic Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

Once Annuity payments have commenced, no election changes are allowed.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is $2,000 unless We consent to a lesser amount. If any periodic payments due are less than $100, We reserve the right to change the frequency to an interval resulting in a payment of at least $100.00.

ALLOCATION OF ANNUITY

At the time an election of one of the Annuity Options is made, the person electing the option may elect to have all or part of the Certificate Value applied to provide a Variable Annuity, a Fixed Annuity or a combination of both.

If no election is made to the contrary, the value of a Funding Option will be applied when Annuity payments start to provide an Annuity which varies with the investment experience of that same Funding Option.

You may elect to transfer Certificate Value from one Funding Option to another, as described in the provision Transfer Between Funding Options, in order to reallocate the basis on which Annuity payments will be determined. After Annuity payments start, You may, with Our consent, change the allocation of Your values in each Funding Option.

Transfers among Funding Options will result in the addition or deletion of Annuity Units having a total value equal to the dollar amount being transferred to or from a particular Funding Option. The number of Annuity Units will be determined by using the Annuity Unit Value of the Funding Options involved as of the next Valuation Day after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer Charge stated in the Certificate Specifications.

VARIABLE ANNUITY

AMOUNT OF FIRST PAYMENT
You may select one of the Assumed Net Investment Factors shown on the Certificate Specifications. The Life Annuity Tables for the Assumed Net Investment Factor selected are used to determine the first monthly Annuity payment. They show the dollar amount of the first monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to a Variable Annuity will be the Certificate Value as of 14 days before the date Annuity payments start. If it would produce a larger first Annuity payment, the Variable Annuity payment will be determined using the Variable Life Annuity tables in effect on the Maturity Date.

ANNUITY UNIT VALUE
On any Valuation Date, the Annuity Unit Value for a Funding Option equals the Funding Option Annuity Unit Value on the preceding Valuation Date, multiplied by the net investment factor for that Funding Option for the Valuation Period just ended, divided by the Assumed Net Investment Factor chosen by You. The Assumed Net Investment Factors are shown in the Certificate Specifications. The Value of an Annuity Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NUMBER OF ANNUITY UNITS
We determine the number of Annuity Units credited to this Certificate in each Funding Option by dividing the first monthly Annuity payment attributable to that Funding Option by the Funding Option's Unit Value as of 14 days before the due date of the first Annuity payment.

AMOUNT OF SECOND AND SUBSEQUENT PAYMENTS
The dollar amount of the second and subsequent payments may change from month to month. The amount of the Annuity payment for each Funding Option is found by multiplying the number of Annuity Units credited to the Certificate for that Funding Option by the Annuity Unit Value for that Funding Option. The total amount of each Annuity Payment will be equal to the sum of the payments in each Funding Option.

FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which do not vary with the investment performance of an underlying fund. The Fixed Life Annuity Tables are used to determine level monthly Annuity payments. They show the dollar amount of level monthly Annuity payments which can be purchased with each $1,000 applied. The amount applied to a Fixed Annuity will be the Certificate Value applied to the Fixed Annuity as of the day Fixed Annuity payments begin. If it would produce a larger payment, the Fixed Annuity payment will be determined using the Fixed Life Annuity Tables in effect on the Maturity Date.

ANNUITIZATION CREDIT

Upon each election of one of the Annuity Options described below, an annuitization credit will be applied to the Certificate Value used to purchase the Fixed or Variable Annuity. The credit will be calculated as a percentage of the Certificate Value applied to the Fixed or Variable Annuity.

The credit will be:
         For Certificate Years 2-5           0.5%
         For Certificate Years 6-10          1.0%
         For Certificate Years 11+           2.0%
There is no annuitization credit during Certificate Year 1.

ANNUITY OPTIONS

Subject to conditions stated in Elections Of Settlement Options and Minimum Amounts, all or any part of the Certificate Value may be applied to one or more of the Annuity Options below. We may offer additional options.

Option 1 - 5 below may be applied to either a Fixed or Variable Annuity. If a Fixed Annuity is elected, the periodic Annuity payments may be either level (except after the primary payee's death in Option 4) or increasing. If increasing payments are elected, the payments will increase on each Certificate Date anniversary by the percentage You choose. You may choose a whole number percentage from 1 to 4%. If payments are received more frequently than on an annual basis, payments will remain level between Certificate Date anniversaries. If increasing payments are elected, the initial payment will be less than the corresponding level payment for the same Annuity Option. The Fixed Life Annuity tables are used to determine the level monthly annuity payments. The equivalent values for initial increasing payments will be less than the values shown for level payments. The difference will be calculated in an actuarially equivalent manner.

OPTION 1.  LIFE ANNUITY - NO REFUND
We will make periodic Annuity payments during the lifetime of the person on whose life the payments are based, ending with the last payment preceding death.

OPTION 2.  LIFE ANNUITY WITH PERIOD CERTAIN
We will make periodic Annuity payments during the lifetime of the person on whose life the payments are based. If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated Beneficiary during the remainder of the period.

OPTION 3.  JOINT AND LAST SURVIVOR LIFE ANNUITY
We will make periodic Annuity payments during the Joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor. No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE We will make periodic Annuity payments during the Joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make periodic Annuity payments to the primary payee in the same amount that would have been payable during the Joint lifetime of the two persons. On the death of the primary payee, if survived by the secondary payee, We will continue to make periodic Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee. No further payments will be made following the death of the survivor.

OPTION 5.  PERIOD CERTAIN ANNUITY
We will make periodic payments for the period selected.

OPTION 6.  OTHER ANNUITY OPTIONS
We will make any other arrangements for Annuity payments as may be mutually agreed upon by You and Us.

================================================================================
                               GENERAL PROVISIONS
================================================================================

CONTRACT
The entire Contract between the Contract Owner and Us consists of the Contract, together with the application, if a copy of such application is attached to the Contract when isssued and any Amendments, Riders or Endorsements.

CERTIFICATE
You will receive an individual Certificate stating in substance the benefits You are entitled to under the Certificate. The Certificate does not constitute a part of the Contract. The entire Certificate consists of the Certificate, together with the data collection form, if a copy of such data collection form is attached to the Certificate when issued and any Amendments, Riders or Endorsements.

CERTIFICATE CHANGES
The only way this Certificate may be changed is by a written Amendment, Rider or Endorsement signed by one of Our officers.

INCONTESTABILITY
We will not contest this Certificate from its Certificate Date.

MISSTATEMENT
If an Annuitant's date of birth was misstated, all benefits of this Certificate are what the Purchase Payment(s) paid would have purchased at the correct Age. Proof of the Annuitant's Age may be filed at any time at Our Office.

SUBSTITUTION OF UNDERLYING FUNDS
If it is not possible to continue to offer an Underlying Fund, or in Our judgment becomes inappropriate for the purposes of a Certificate, We may substitute another Underlying Fund without Your consent. Substitution may be made with respect to both existing investments and investment of future Purchase Payments and associated credits. However, no such substitution will be made without notice to You and without prior approval of the Securities and Exchange Commission, to the extent required by law.

TERMINATION
We reserve the right to terminate this Certificate on any Valuation Date if the Certificate Value is less than the Termination Amount stated on the Certificate Specifications page. Termination will not occur until 31 days after We have mailed notice of Termination to You at Your last known address. If this Certificate is terminated, We will pay You the Certificate Cash Surrender Value, if any, no later than five business days following Our mailing the written notice of Termination to You at the most current address available on Our records. Termination of this Certificate will not affect payments We are making under any Annuity options which began before the Termination date.

REQUIRED REPORTS
We will furnish a report to You as often as required by law, but at least once in each Certificate Year before the due date of the first Annuity payment. The report will show the number of Accumulation Units credited to the Certificate in each Funding Option and the corresponding Accumulation Unit Value as of the date of the report.

VOTING RIGHTS
If required by federal law, You may have the right to vote at the meetings of the shareholders of the Underlying Funds. If You have voting rights, We will send a notice to You telling You the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes You may exercise.

MORTALITY AND EXPENSES
Our actual mortality and expense experience will not affect the amount of any Annuity payments or any other values under this Certificate.

NON-PARTICIPATING
This Certificate does not share in Our surplus earnings, so You will receive no dividends under it.

TAXES BASED UPON PREMIUM OR VALUE
If there is a law or change in law assessing taxes against Us based upon the premium or value of the Certificate, We reserve the right to charge You proportionately for that tax. This would include, but is not limited to, a tax based upon Our realized net capital gains in the Funding Options, on which We are not currently taxed.

CONFORMITY WITH STATE AND FEDERAL LAWS
This Certificate is governed by the law of the state in which it is delivered. Any paid-up Annuity, Certificate Cash Surrender Value or death benefits that are available under this Certificate is not less than the minimum benefits required by the statutes of the state in which the Certificate is delivered.

Upon receiving appropriate state approval, We may at any time make any changes, including retroactive changes, in this Certificate to the extent that the change is required to meet the requirements of any law or regulation issued by a governmental agency to which We or You are subject.

EMERGENCY PROCEDURE
We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Funding Options is not reasonably practicable or it is not reasonably practicable to determine the value of the Funding Option's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this Certificate which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CERTIFICATE TO THE SEPARATE ACCOUNT AND FUNDING OPTIONS
We will have exclusive and absolute ownership and control of the assets of Our Separate Account and the Funding Options. That portion of the assets of a Separate Account or Funding Option equal to the reserves and other Certificate liabilities with respect to such Separate Account or Funding Option shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this Certificate will be conclusive.

REDUCTION OR ELIMINATION OF CERTIFICATE CHARGES
All charges and fees under the Certificate may be reduced or eliminated when certain sales or administration of the Certificate result in savings or reduction of expenses, and/or risks.

                          FIXED LIFE ANNUITY TABLES &
  VARIABLE LIFE ANNUITY TABLES AT 3% ASSUMED NET INVESTMENT FACTOR (A.N.I.F.)
                 GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                    OPTIONS 1, AND 2- SINGLE LIFE ANNUITIES

       UNISEX               NUMBER OF MONTHLY PAYMENTS GUARANTEED
      ADJUSTED          NONE          120          180          240
        AGE
         45             3.44          3.43         3.42         3.40
         46             3.48          3.47         3.46         3.44
         47             3.53          3.52         3.50         3.48
         48             3.58          3.57         3.55         3.53
         49             3.63          3.61         3.60         3.57
         50             3.68          3.67         3.65         3.62
         51             3.74          3.72         3.70         3.67
         52             3.80          3.78         3.75         3.72
         53             3.86          3.84         3.81         3.77
         54             3.93          3.90         3.87         3.83
         55             4.00          3.97         3.94         3.88
         56             4.07          4.04         4.00         3.94
         57             4.15          4.12         4.07         4.01
         58             4.24          4.20         4.15         4.07
         59             4.33          4.28         4.22         4.14
         60             4.42          4.37         4.30         4.20
         61             4.52          4.47         4.39         4.28
         62             4.63          4.57         4.48         4.35
         63             4.75          4.67         4.57         4.42
         64             4.87          4.78         4.67         4.49
         65             5.01          4.90         4.77         4.57
         66             5.15          5.03         4.87         4.65
         67             5.30          5.16         4.98         4.72
         68             5.46          5.30         5.09         4.80
         69             5.64          5.45         5.20         4.87
         70             5.83          5.60         5.31         4.94
         71             6.04          5.76         5.43         5.01
         72             6.26          5.93         5.55         5.07
         73             6.50          6.11         5.66         5.13
         74             6.75          6.29         5.78         5.19
         75             7.03          6.49         5.89         5.24

Dollar amounts of the monthly Annuity payments for the first and second options are based on the Annuity 2000 Table (blended 80%/20% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

1998-2000        2001-2005        2006-2010        2011-2015        2016-2020
minus 0          minus 1          minus 2          minus 3          minus 4

2021-2025        2026-2030        2031-2035        2036 AND LATER
minus 5          minus 6          minus 7          minus 8

                          FIXED LIFE ANNUITY TABLES &
                  VARIABLE LIFE ANNUITY TABLES AT 3% A.N.I.F.
                 GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                OPTION 3 -  JOINT AND LAST SURVIVOR LIFE ANNUITY

 UNISEX
ADJUSTED
  AGES         45          50          55          60          65          70          75
   45         3.17        3.23        3.29        3.34        3.37        3.39        3.41
   50         3.23        3.33        3.42        3.50        3.56        3.60        3.63
   55         3.29        3.42        3.55        3.67        3.77        3.85        3.91
   60         3.34        3.50        3.67        3.85        4.01        4.15        4.25
   65         3.37        3.56        3.77        4.01        4.25        4.47        4.66
   70         3.39        3.60        3.85        4.15        4.47        4.81        5.13
   75         3.41        3.63        3.91        4.25        4.66        5.13        5.62




                OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE



                UNISEX ADJUSTED AGE
                    OF PRIMARY
                AND SECONDARY PAYEE            DOLLAR AMOUNT
                        45                         3.30
                        50                         3.50
                        55                         3.76
                        60                         4.12
                        65                         4.60
                        70                         5.27
                        75                         6.25


Dollar amounts of the monthly Annuity payments for the third and fourth options are based on the Annuity 2000 Table (blended 80%/20% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 3% per Annum.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

1998-2000        2001-2005        2006-2010        2011-2015        2016-2020
minus 0          minus 1          minus 2          minus 3          minus 4

2021-2025        2026-2030        2031-2035        2036 AND LATER
minus 5          minus 6          minus 7          minus 8

          FIXED ANNUITY TABLE & VARIABLE ANNUITY TABLE AT 3% A.N.I.F.
                 GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                   OPTION 5 - PAYMENTS FOR A PERIOD CERTAIN


                             MONTHLY                                 MONTHLY
          NUMBER OF          PAYMENT              NUMBER OF          PAYMENT
            YEARS            AMOUNT                 YEARS            AMOUNT
             10               9.61                    21              5.32
             11               8.86                    22              5.15
             12               8.24                    23              4.99
             13               7.71                    24              4.84
             14               7.26                    25              4.71
             15               6.87                    26              4.59
             16               6.53                    27              4.47
             17               6.23                    28              4.37
             18               5.96                    29              4.27
             19               5.73                    30              4.18
             20               5.51


    The dollar amounts of the monthly Annuity payments for the fifth option are based on a net investment rate of 3% per annum.

                  VARIABLE LIFE ANNUITY TABLES AT 5% A.N.I.F.
                 GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                    OPTIONS 1, AND 2- SINGLE LIFE ANNUITIES

       UNISEX                NUMBER OF MONTHLY PAYMENTS GUARANTEED
      ADJUSTED
        AGE            NONE           120           180            240
         45            4.71           4.70          4.68           4.66
         46            4.75           4.73          4.71           4.69
         47            4.79           4.77          4.75           4.73
         48            4.83           4.81          4.79           4.76
         49            4.88           4.86          4.83           4.80
         50            4.93           4.90          4.88           4.84
         51            4.98           4.95          4.92           4.88
         52            5.03           5.00          4.97           4.92
         53            5.09           5.06          5.02           4.97
         54            5.15           5.12          5.07           5.02
         55            5.22           5.18          5.13           5.07
         56            5.29           5.24          5.19           5.12
         57            5.36           5.31          5.25           5.17
         58            5.44           5.39          5.32           5.23
         59            5.53           5.46          5.39           5.29
         60            5.62           5.55          5.46           5.35
         61            5.72           5.64          5.54           5.41
         62            5.82           5.73          5.62           5.47
         63            5.94           5.83          5.70           5.54
         64            6.06           5.94          5.79           5.61
         65            6.19           6.05          5.88           5.67
         66            6.33           6.17          5.98           5.74
         67            6.48           6.29          6.08           5.81
         68            6.64           6.42          6.18           5.87
         69            6.82           6.57          6.28           5.94
         70            7.00           6.71          6.39           6.00
         71            7.21           6.87          6.49           6.06
         72            7.43           7.03          6.60           6.12
         73            7.67           7.20          6.71           6.17
         74            7.93           7.38          6.82           6.22
         75            8.21           7.56          6.92           6.27

Dollar amounts of the monthly Annuity payments for the first and second options are based on the Annuity 2000 Table (blended 80%/20% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 5% per Annum.

Calendar Year in which 1st payment is due:
Adjusted Age is Actual Age:

1998-2000        2001-2005        2006-2010        2011-2015        2016-2020
minus 0          minus 1          minus 2          minus 3          minus 4

2021-2025        2026-2030        2031-2035        2036 AND LATER
minus 5          minus 6          minus 7          minus 8

                  VARIABLE LIFE ANNUITY TABLES AT 5% A.N.I.F.
                 GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                OPTION 3 -  JOINT AND LAST SURVIVOR LIFE ANNUITY

   UNISEX
    ADJUSTED
       AGE        45         50         55         60         65          70          75
       45        4.44       4.50       4.55       4.59       4.62        4.65        4.67
       50        4.50       4.58       4.65       4.72       4.78        4.82        4.86
       55        4.55       4.65       4.76       4.87       4.96        5.04        5.10
       60        4.59       4.72       4.87       5.02       5.17        5.30        5.41
       65        4.62       4.78       4.96       5.17       5.39        5.60        5.79
       70        4.65       4.82       5.04       5.30       5.60        5.92        6.23
       75        4.67       4.86       5.10       5.41       5.79        6.23        6.71





                OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE


               UNISEX ADJUSTED AGE OF
                      PRIMARY
                AND SECONDARY PAYEE           DOLLAR AMOUNT
                         45                        4.57
                         50                        4.74
                         55                        4.98
                         60                        5.30
                         65                        5.76
                         70                        6.42
                         75                        7.39


Dollar amounts of the monthly Annuity payments for the third and fourth options are based on the Annuity 2000 Table (blended 80%/20% female/male). The above tables assume a year 2000 issue, and project mortality improvements into the future using Projection Scale G. These tables assume a net investment rate of 5% per Annum.

Calendar Year in which 1st payment is due:
-Adjusted Age is Actual Age:

1998-2000        2001-2005        2006-2010        2011-2015        2016-2020
minus 0          minus 1          minus 2          minus 3          minus 4

2021-2025        2026-2030        2031-2035        2036 AND LATER
minus 5          minus 6          minus 7          minus 8

                     VARIABLE ANNUITY TABLES AT 5% A.N.I.F.
                 GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                   OPTION 5 - PAYMENTS FOR A PERIOD CERTAIN


                              MONTHLY                                 MONTHLY
             NUMBER OF        PAYMENT               NUMBER OF         PAYMENT
              YEARS           AMOUNT                  YEARS           AMOUNT
                10             10.51                   21              6.33
                11              9.77                   22              6.17
                12              9.16                   23              6.02
                13              8.64                   24              5.88
                14              8.20                   25              5.76
                15              7.82                   26              5.65
                16              7.49                   27              5.54
                17              7.20                   28              5.45
                18              6.94                   29              5.36
                19              6.71                   30              5.28
                20              6.51


        The dollar amounts of the monthly Annuity payments for the fifth option are based on a net investment rate of 5% per annum.



                  This page has been left intentionally blank.

                  This page has been left intentionally blank.

 CERTIFICATE OF PARTICIPATION UNDER A DEFERRED FLEXIBLE PREMIUM VARIABLE ANNUITY
                                 GROUP CONTRACT
                                  TAX QUALIFIED





    ELECTIVE OPTIONS                                  NON-PARTICIPATING

                 OPTIONAL DEATH BENEFIT AND CREDIT ENDORSEMENT


This rider is made a part of the Contract/Certificate to which it is attached and is effective as of the date it is attached to the Contract/Certificate. This rider supersedes any existing language contained in the Contract/Certificate or any attached rider/endorsement. The
Contract/Certificate is hereby endorsed as follows:

I.  The section entitled "Funding Option Deductions" on the
Contract/Certificate Specifications is deleted and replaced with the following:

FUNDING OPTION DEDUCTIONS
The annual mortality and expense risk deduction is 1.25% for all Funding Options listed on the Contract/Certificate Specifications and is deducted on a pro rata basis from all Underlying Funds in a Certificate. This amounts to a daily deduction of 0.00003425.

II. A new section is added to the "PURCHASE PAYMENT" provision of the Contract/Certificate as follows:

CREDITS
We will add a credit to a Certificate with each Purchase Payment. Each credit is added to the Certificate Value when the applicable Purchase Payment is applied to a Certificate. The credit will be equal to 2% of each Purchase Payment.

Credits are applied pro rata to the Funding Options in the same ratio as the applicable Purchase Payment.

III. The section entitled "DEATH PROCEEDS PRIOR TO THE MATURITY DATE" is deleted from the Contract/Certificate and replaced with the following:

                   DEATH PROCEEDS PRIOR TO THE MATURITY DATE

WHERE THE ANNUITANT WAS YOUNGER THAN AGE 70 ON THE CERTIFICATE DATE
The death benefit payable as of the Death Report Date will be the greatest of
(a), (b) or (c) below, less any applicable premium tax:

     (a) the Certificate Value on the Death Report Date;
     (b) the total Purchase Payments made under a Certificate, less the total amount of any partial surrenders; or
     (c) the maximum of all Step-Up Death Benefit Values (as described below) in effect on the Death Report Date which are associated with Certificate Date anniversaries beginning with the fifth Certificate Date anniversary, and ending with the last Certificate Date anniversary occurring on or before the Annuitant's 76th birthday.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Certificate Value on the Death Report Date, less any applicable premium tax.

WHERE THE ANNUITANT WAS AGE 70 THROUGH 75 ON THE CERTIFICATE DATE
The death benefit payable as of the Death Report Date will be the greatest of
(a), (b) or (c) below, less any applicable premium tax:

     (a) the Certificate Value on the Death Report Date;
     (b) the total Purchase Payments made under a Certificate, less the total amount of any partial surrenders; or
     (c) the Step-Up Death Benefit Value (as described below) in effect on the Death Report associated with the fifth Certificate Date anniversary.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Certificate Value on the Death Report Date, less any applicable premium tax.

WHERE THE ANNUITANT WAS AGE 76 THROUGH 80 ON THE CERTIFICATE DATE
The death benefit payable as of the Death Report Date will be the greatest of
(a) or (b) below, less any applicable premium tax:

     (a) the Certificate Value on the Death Report Date;
     (b) the total Purchase Payments made under a Certificate, less the total amount of any partial surrenders.

We must be notified no later than six months from the date of death in order for Us to make payment of proceeds as described above. If notification is received more than six months after the date of death, the death benefit payable will be the Certificate Value on the Death Report Date, less any applicable premium tax.

WHERE THE ANNUITANT WAS OLDER THAN AGE 80 ON THE CERTIFICATE DATE
The death benefit payable as of the Death Report Date will be Certificate Value on the Death Report Date less any applicable premium tax.

STEP-UP DEATH BENEFIT VALUE

A separate Step-Up Death Benefit Value will be established on the fifth Certificate Date anniversary, and on each Certificate Date anniversary thereafter which occurs on or prior to the Death Report Date, and will initially equal the Certificate Value on that anniversary. After a Step-Up Death Benefit Value has been established, it will be recalculated each time a Purchase Payment is made or a partial surrender is taken until the Death Report Date. Step-Up Death Benefit Values will be recalculated by increasing them by the amount of each applicable Purchase Payment and by reducing them by a Partial Surrender Reduction (as described below) for each applicable partial surrender. Recalculations of Step-Up Death Benefit Values related to any Purchase Payments or any partial surrenders will be made in the order that such Purchase Payments or partial surrenders occur.

PARTIAL SURRENDER REDUCTION

The Partial Surrender Reduction referenced above is equal to:

     (a) the amount of a Step-Up Death Benefit Value immediately prior to the reduction for the partial surrender, multiplied by
     (b) the amount of the partial surrender divided by the Certificate Value immediately prior to the partial surrender.

                                THE TRAVELERS INSURANCE COMPANY

                                        /s/ M.A. CARPENTER

                                         President

                             ANNUITY BENEFITS RIDER

This rider is made part of the Contract/Certificate to which it is attached and is effective as of the date it is attached to the Contract/Certificate. The following Annuity benefits are available in conjunction with the Annuity options as described in the Settlement Provisions of the Contract/Certificate.

VARIABLE ANNUITIZATION FLOOR BENEFIT
We reserve the right to not offer this benefit if market conditions dictate.

Upon a variable annuitization, we guarantee that regardless of the performance of the Underlying Fund(s), the Certificate Owner's periodic Annuity payments associated with such annuitization will never be less than a percentage of the first Annuity payment associated with such annuitization. For each annuitization, this percentage will be set at the time of annuitization, and will not change throughout the term of the annuitization. From time to time, this percentage may vary for new annuitizations based upon the market cost of offering this benefit, but this percentage will never be less than 50%.

For any annuitization where the Certificate Owner has elected this benefit, he/she may allocate the amount applied to the Annuity only among Underlying Funds which are available with the Floor Benefit. Once Annuity payments have begun, the Certificate Owner may transfer all or any part of his/her Annuity Units only among Underlying Funds which are available with the Floor Benefit.

Upon election of this benefit, the Funding Option Deduction for each Underlying Fund available with the Floor Benefit will be increased by a Floor Benefit Charge. For each annuitization, this charge will be set at the time of annuitization for each Underlying Fund and will not change throughout the term
of the annuitization.   From time to time, this charge may vary for new
annuitizations based upon the market cost of offering this benefit, but the Floor Benefit Charge will never increase the Funding Option Deduction for each Underlying Fund by more than 3% when expressed on an annualized basis.


We reserve the right to:
1. make available more or fewer Underlying funds with this benefit at Our discretion;
2. not offer this benefit in conjunction with various Annuity Options available in the Contract/Certificate;
3. restrict the choice of Assumed Net Investment Factor available for this benefit;
4. limit the availability of this benefit based on the Annuitant's age at the time of annuitization; and
5. restrict the amount of Certificate Value to be annuitized under this benefit.

VARIABLE LIQUIDITY BENEFIT
This benefit is only offered with Annuity Options with period certain payments. This benefit is not offered in conjunction with the Variable Annuitization Floor Benefit.

At any time after the first Certificate Year, the Certificate Owner may receive a payment equal to a portion of, or all of, the present value of the remaining period certain payments, less a surrender charge of 5% of the amount withdrawn. The interest rate used to calculate the present value is the Assumed Net Investment Factor chosen by the Certificate Owner for that annuitization. The remaining period certain payments are assumed to be level payments equal to the most recent period certain payment prior to the request for this liquidity benefit. If the Certificate Owner requests a percentage of the total amount available, then the remaining period certain payments will be reduced by that percentage for the remainder of the certain period. After the certain period expires, any remaining payments, if applicable, will not be affected by the utilization of this benefit.

FIXED LIQUIDITY BENEFIT
This benefit is only offered with Annuity Options with period certain payments.

At any time after the first Certificate Year, the Certificate Owner may receive a payment equal to a portion of, or all of, the present value of the remaining period certain payments, less a surrender charge of 5% of the amount withdrawn. The interest rate used to calculate the present value is the then current annual rate of return offered by Us on new Fixed Annuity period certain only annuitizations for a period of time equal to the number of days remaining in the Certificate Owner's certain period at the time of request for this benefit. If the number of days remaining is less than the minimum length of time for which We offer a new Fixed Annuity period certain only annuitization, then the interest rate will be the rate of return for that minimum length of time. The current rate of return offered by Us is the implicit rate of return based upon the amount applied to annuitization, and the periodic payments paid by Us. The formula for calculating the present value is as follows:

                          n
          Present Value = (SIGMA) [Payment(s) x (1/1 + ic) (t/365)]
                          s=1

          where:  ic = the interest rate described above, and

                  n  = the number of payments remaining in the Certificate
                       Owner's certain period at the time of request for this benefit

                  t  = the number of days remaining until that payment is made, adjusting for leap years.

If the Certificate Owner requests a percentage of the total amount available, then the remaining period certain payments will be reduced by that percentage for the remainder of the certain period. After the certain period expires, any remaining payments, if applicable, will not be affected by the utilization of this benefit.


                             THE TRAVELERS INSURANCE COMPANY

                                      /s/ M.A. CARPENTER

                                      President

                                     RIDER
           WAIVER OF WITHDRAWAL OR SURRENDER CHARGE FOR NURSING HOME
                                  CONFINEMENT

This rider is made a part of the Contract/Certificate to which it is attached. The effective date of this Rider is one year after the Certificate Date shown on the Certificate Specifications page of the Certificate. This Rider supersedes any existing language contained in the Contract/ Certificate or any attached rider/endorsement.

If after the effective date of this Rider, and prior to the Maturity Date of the Certificate, the Annuitant begins confinement in an Eligible Nursing Home, and remains confined for the Qualifying Period, the Certificate Owner may make a total or partial withdrawal, subject to the Maximum Withdrawal Amount, without incurring a Withdrawal or Surrender Charge. We will waive the Withdrawal or Surrender Charge only for withdrawals made during continued confinement in an Eligible Nursing Home after the Qualifying Period has been satisfied, or within sixty (60) days after such confinement ends. We will require proof of confinement in a form satisfactory to Us. Part of the proof may be certification by a licensed physician that such confinement is medically necessary.

DEFINITIONS:

An ELIGIBLE NURSING HOME is an institution or special nursing unit of a hospital which:

         (a) Is Medicare approved as a provider of skilled nursing care services; and

         (b) Is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism, mental illness or drug abuse.

                                       OR

Meets all of the following standards:

         (a) It is licensed as a Nursing Care Facility by the state in which it is located;

         (b) It is either a freestanding facility or a distinct part of another facility such as a ward, wing, unit or swing-bed of a hospital or other facility;

         (c) It provides nursing care to individuals who are not able to care for themselves and who require nursing care;

         (d) Its primary function is to provide nursing care and room and board; and the facility charges for these services. The care must be performed under the direction of a licensed physician, or registered nurse (RN), or licensed practical nurse (LPN);

         (e) It may include care provided by a licensed physical, respiratory, occupational or speech therapist; and

         (f) It is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism, mental illness or drug abuse.

QUALIFYING PERIOD is confinement in an Eligible Nursing Home for 90 consecutive days.

MAXIMUM WITHDRAWAL AMOUNT
The Maximum Withdrawal Amount available without incurring a Withdrawal or Surrender Charge is the Certificate Value on the next Valuation Date following written proof of claim, minus any Purchase Payments and associated credits made within a one year period prior to the date confinement in an Eligible Nursing Home begins, minus any additional Purchase Payments and associated credits made on or after the Annuitant's 71st birthday.

NOTICE OF CLAIM
Written notice of claim must be given to Us following completion of the Qualifying Period, and either while the Annuitant continues to be confined or within 60 days after discharge from the Eligible Nursing Home. If notice cannot be given to Us within 60 days, it must be given as soon as reasonably possible.

PAYMENT OF CLAIMS
Benefits payable under this Rider will be paid as soon as We receive proper written proof of claim. The portion of the Certificate Value that is surrendered will be paid in a lump sum to the Certificate Owner.

TAX IMPLICATIONS
Receipt of any portion of the Certificate Value may be taxable. The Certificate Owner should consult with his/her tax advisor.


                                 THE TRAVELERS INSURANCE COMPANY

                                            /s/ M.A. CARPENTER

                                            President

               INDIVIDUAL RETIREMENT ANNUITY QUALIFICATION RIDER

As requested by the Contract/Certificate Owner (hereinafter referred to as You or Your), this Contract/Certificate (hereinafter referred to as Certificate) is amended as follows to qualify as an Individual Retirement Annuity (IRA) under
Section 408(b) of the Code of 1986, as amended. The provisions of this rider supersede any contrary provisions in the Certificate.

EXCLUSIVE BENEFIT

This Certificate is established for the exclusive benefit of You or Your Beneficiaries.

OWNER

This Certificate belongs to the Certificate Owner shown on the CERTIFICATE SPECIFICATIONS. As Certificate Owner, You have the sole power to exercise rights and receive benefits under this Certificate during the Annuitant's lifetime. In order to maintain tax qualification, this Certificate may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Code. We will administer this Certificate only as an Individual Retirement Annuity.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternative recipient under a Recorded payment direction. An alternative recipient under a payment direction does not become the Certificate Owner. A payment direction is revocable by You at any time by Written Request giving 30 days advance notice.

Joint ownership is not permitted under this Certificate.

TRANSFER OF OWNERSHIP/ASSIGNMENT

This Certificate shall not be pledged or otherwise encumbered and it shall not be sold, assigned, or otherwise transferred to any other person or entity other than us. No loans shall be made under this Certificate.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the Certificate Owner, Annuitant or Beneficiary under this Certificate shall be subject to the claims or creditors or any legal process.

BENEFICIARY

The Beneficiary is the party named in a Written Request. The Beneficiary receives any remaining contractual benefits upon the death of the Annuitant. You may change or add a Beneficiary by Written Request during the lifetime of the Annuitant and while this Certificate continues. Once a change of Beneficiary is Recorded by Us, it will be effect as of the date of the request, subject to any payments made or other actions taken by Us before the recording.

If no Beneficiary has been named by You, or none survives when the Annuitant dies, the interest of any Beneficiary will pass to the estate of the Certificate Owner.

ANNUITANT/CONTINGENT ANNUITANT

The Annuitant is the individual shown on the CERTIFICATE SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Certificate Date except as may be provided hereunder.

No contingent annuitant is permitted under this Certificate.

DEATH OF ANNUITANT/DEATH OF CERTIFICATE OWNER WITH ANNUITANT SURVIVING

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this Certificate be applied to a Settlement Option subject to the provisions of this Certificate.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this Certificate in one lump sum or in accordance with the Option elected by You. While the Annuitant is alive You may change Your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, We will pay to You the first of a series of Fixed level monthly Annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee in accordance with Annuity Option 4. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, We will pay to You the first of a series of Fixed level monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.


LIMITATION ON PURCHASE PAYMENTS

Notwithstanding the provisions of the Certificate and except in the case of a rollover contribution (as permitted by Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) program as described in Section 408(k) of the Code, the total contributions shall not exceed the lesser of $2,000 or 100% of compensation for any taxable year. In the case of a spousal IRA, the maximum contribution shall not exceed the lesser of $4,000 or 100% of compensation, but no more than $2,000 can be contributed to either spouse's IRA. In the case of a Simplified Employee Pension Plan qualifying under Section 408(k), the annual contribution under the Certificate may not exceed the lesser of $30,000 or 15% of compensation. No contributions will be accepted unless they are in cash.

The amount of purchase payments beyond the minimum purchase payment under this Certificate is not fixed. The minimum purchase payment must be received as a rollover (see Section X). Payment of purchase payments beyond the first will not be required to continue this Certificate.

Purchase payments after the first will not be required to continue this Certificate in force. We reserve the right, however, to terminate this Certificate when no purchase payments have been made for at least two consecutive years and the Certificate Value is less than the Termination amount of $2,000 or the paid up Annuity benefit at maturity would be less than $20 per month. If this Certificate is terminated, We will pay You the Certificate Cash Surrender Value, if any.

COMPENSATION

Compensation means wages, salaries, professional fees, or other amounts derived from or received from personal service actually rendered (including, but not limited to, commissions) and includes earned income as defined in Code Section 401(c)(2). Compensation does not include amounts received as earnings or profits from property or amounts not includable in gross income. Compensation also does not include any amount received as a pension or Annuity or as deferred compensation. The term compensation shall include any amount includible in the individual's gross income under Code Section 71 with respect to a divorce or separation instrument.

DISTRIBUTION OF BENEFITS

Notwithstanding any provision of this Certificate to the contrary, the distribution of an individual's interest shall be made in accordance with the minimum distribution requirements of Section 408(a)(6) or Section 408(b)(3) of the Code and the regulations thereunder, including the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

Your entire interest in the account must be distributed, or begin to be distributed, by Your required beginning date, which is the April 1 following the calendar year in which You reach age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date You may elect to have the balance in the account distributed in one of the following forms:

         1. a single sum payment;

         2. equal or substantially equal payments over Your life;

         3. equal or substantially equal payments over the lives of You and Your designated Beneficiary;

         4. equal or substantially equal payments over a specified period that may not be longer than Your life expectancy;

         5. equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of You and Your designated Beneficiary.

MINIMUM AMOUNTS TO BE DISTRIBUTED

If Your interest is to be distributed in other than a lump sum or substantially equal amounts as discussed above, then the amount to be distributed each year, commencing at Your required beginning date, must be at least an amount equal to the quotient obtained by dividing Your entire interest by Your life expectancy or the joint and survivor expectancy of You and Your designated Beneficiary.

Life expectancy and joint and last survivor expectancy are computed by use of the return multiples contained in section 1.72-9 of the Income Tax Regulations. For purposes of this computation, the Certificate Owner's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a non-spouse Beneficiary may not be recalculated.

If Your designated Beneficiary is not Your spouse, then the minimum amount required to be distributed shall be the greater of the amount determined above, or the amount determined under the incidental benefit rules set forth in Treasury Regulation Section 1.401(a)(9)-2.

DEATH

If You die before Your entire interest is distributed, the entire remaining interest will be distributed as follows:

         1. If You die on or after distributions have begun under the DISTRIBUTION OF BENEFITS section, the entire remaining interest must be distributed at least as rapidly as provided under the DISTRIBUTION OF BENEFITS section.

         2. If You die before distributions have begun under the DISTRIBUTION OF BENEFITS section, the entire remaining interest must be distributed as elected by You, or, if You have not so elected, as elected by the Beneficiary or Beneficiaries, as follows:

                 a) by December 31st of the year containing the fifth
                    anniversary of Your death; or
                 b) in equal or substantially equal payments over the life or life expectancy of the designated Beneficiary or Beneficiaries starting by December 31st of the year following the year of Your death. If the Beneficiary is Your surviving spouse and he or she elects to treat this contract as his or her own, this distribution may be deferred until December 31st of the year You would have turned age 70 1/2.

If Your surviving spouse dies before distributions begin, the restrictions in paragraphs 2 (a) and (b) above shall apply.

Unless otherwise elected by You prior to the commencement of distributions under the DISTRIBUTION OF BENEFITS section, or, if applicable, by the surviving spouse where You die before distributions have commenced, life expectancies of You or Your spousal Beneficiary shall be recalculated annually for purposes of distributions under the DISTRIBUTION OF BENEFITS section and the DEATH section. An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary shall not be recalculated.

ALTERNATIVE CALCULATION METHOD

An individual may satisfy the minimum distribution requirements under section 408(a)(6) and 408(b)(3) of the Code by receiving a distribution for one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the alternative method described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

NONFORFEITABILITY

Your entire interest in this Certificate is nonforfeitable.





ROLLOVERS

A. Subject to subparagraphs (B) and (C) hereof, and the limitations stated in the Certificate, You may transfer to this Certificate Your interest in any of the following:

    1. the entire amount, or any portion thereof, under any other individual retirement account or individual retirement Annuity qualified under
        Section 408 of the Code;

    2. the entire amount, or any portion thereof, excluding nondeductible employee voluntary contributions, under a trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code or under a qualified annuity plan described in Section 403(a) of the Code.

    3. the entire amount or any portion thereof, excluding nondeductible employee voluntary contributions, to which You are entitled under a tax sheltered annuity described in Section 403(b) of the Code.

    Distributions You roll over from retirement plans or arrangements described in A.2. and A.3. above to this Certificate must be completed by means of a direct transfer or rollover in accordance with Code Section 401(a)(31) in order to avoid the mandatory 20% income tax withholding from the distribution and a possible 10% additional tax penalty under Code Section 72(t). You may replace amounts withheld from other sources to complete the full rollover, but the 10% penalty may continue to be due if You do not specify that the transfer of the distribution be conducted by direct transfer or rollover.

B. You shall not make a rollover under subparagraph (A)(1) hereof during the 12 month period commencing on the date You last made a rollover contribution of the type described in subparagraph (A)(1).

C. We must receive any amount which qualifies for a rollover within 60 days after You receive the distribution.

DISTRIBUTIONS PRIOR TO AGE 59 1/2

Except in the event of Your death, disability or attainment of age 59 1/2, we shall receive from you a declaration of Your intention as to the disposition of the amounts distributed before making any distribution from this Certificate.

REPORTS

As the issuer of this Certificate, we will furnish reports concerning the status of the Annuity at least annually.

DISABILITY PAYMENTS

If the Certificate contains a Rider for waiver of premium and disability payment benefits, any disability payments provided for in the CERTIFICATE SPECIFICATIONS will be applied as purchase payments under the Certificate.

AMENDMENT

This Certificate may be amended by Us at any time to maintain its qualified status under Section 408(b) of the Code, following all regulatory approvals. Any such amendment may be made retroactively effective if necessary or appropriate to conform to the requirements of the Code (or any State law granting IRA tax benefits).


                                        THE TRAVELERS INSURANCE COMPANY

                                              /s/ M.A. CARPENTER

                                              President

                   TAX-SHELTERED ANNUITY QUALIFICATION RIDER


If the Certificate/Contract Owner (hereinafter referred to as You or Your) of this Certificate/Contract (hereinafter referred to as Certificate) requested that it be issued to comply with Section 403(b) of the Code, the following conditions, restrictions and limitations to this Certificate. The provisions in this rider supersede any contrary provisions in the Certificate.

OWNER

This Certificate belongs to the Certificate Owner shown on the CERTIFICATE SPECIFICATIONS. As Certificate Owner, You have the sole power to exercise rights and receive benefits under this Certificate during the Annuitant's lifetime. In order to maintain tax qualification, this Certificate may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Code. We will administer this Certificate only as a Tax Qualified Certificate under
Section 403(b) of the Code.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternative recipient under a Recorded payment direction. An alternative recipient under a payment direction does not become the Certificate Owner. A payment direction is revocable by You at any time by Written Request giving 30 days advance notice.

Joint ownership is not permitted under this Certificate.

TRANSFER OF OWNERSHIP/ASSIGNMENT

This Certificate shall not be pledged or otherwise encumbered and it shall not be sold, assigned, pledged as collateral for a loan, or otherwise transferred to any other person or entity other than Us.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the Certificate Owner, Annuitant or Beneficiary under this Certificate shall be subject to the claims of creditors or any legal process.

BENEFICIARY

The Beneficiary is the party named in a Written Request. The Beneficiary receives any remaining contractual benefits upon the death of the Annuitant. You may change or add a Beneficiary by Written Request during the lifetime of the Annuitant and while this Certificate continues, subject to the Annuitant's provided in this rider. Once a change of Beneficiary is Recorded by Us, it will be effect as of the date of the request, subject to any payments made or other actions taken by Us before the recording.

If no Beneficiary has been named by You, or none survives when the Annuitant dies, the interest of any Beneficiary will pass:

         a)  to Your estate; or
         b) to the trustee or plan administrator of a trusteed Tax Qualified plan certificate for further distribution in accordance with the plan.

ANNUITANT/CONTINGENT ANNUITANT

The Annuitant is the individual shown on the CERTIFICATE SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Certificate Date except as may be provided hereunder.

No contingent Annuitant is permitted under this Certificate.

DEATH OF ANNUITANT/DEATH OF CERTIFICATE OWNER WITH ANNUITANT SURVIVING

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this Certificate be applied to a Settlement Option subject to the provisions of this Certificate.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this Certificate in one lump sum or in accordance with the Option elected by You. While the Annuitant is alive You may change Your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, We will pay to You the first of a series of Fixed level monthly Annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee in accordance with Annuity Option 4. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, We will pay to You the first of a series of Fixed level monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

ELECTIVE DEFERRAL CONTRIBUTION LIMITS

In order to meet the qualification requirements of Code Section 403(b), elective deferral contributions may not exceed the limitations in effect under Code Section 402(g).

This rule is an individual limitation that applies to all elective deferral plans, contracts or arrangements in the aggregate.

WITHDRAWAL RESTRICTIONS

To qualify as a Certificate which can defer compensation under a Code Section 403(b) plan or arrangement, the withdrawal restrictions under Code Section 403(b)(11) must be met.

Withdrawals attributable to contributions made pursuant to a salary reduction agreement may be paid only upon or after attainment of age 59 1/2, separation from service, death, total or permanent disability (as defined in Code Section 72(m)(7)) or in the case of hardship (as defined in the Treasury Regulations). The hardship exception applies only to the salary reduction contributions and not to any income attributable to such contribution.

These withdrawal restrictions apply to years beginning after December 31, 1988 but only with respect to assets other than those assets held as of the close of the last year beginning before January 1, 1989.

If contributions attributable to a custodial account described in Section 403(b)(7) of the Code are transferred to this Certificate, the following conditions, restrictions, and limitations apply:

         Withdrawals attributable to these transferred contributions may be paid only upon or after attainment of age 59 1/2, separation from service, death, or total and permanent disability (as defined in Code
         Section 72(m)(7)).

         Withdrawals on account of hardship may be made only with respect to assets attributable to a custodial account as of the close of the last year beginning before January 1, 1989 and amounts contributed thereafter under a salary reduction agreement but not to any income attributable to such conditions.


ELIGIBLE ROLLOVERS

To the extent You are otherwise eligible for a distribution under this Certificate, and provided the distribution is an eligible rollover distribution, You may elect to have such distribution or a portion of it paid directly to an eligible retirement plan. You must specify the eligible retirement plan to which such distribution is to be paid in a form and at such time acceptable to Us.

Such distribution shall be made as of a direct transfer to the eligible retirement plan so specified. Certificate surrender penalties may apply to all rollovers.

Previously taxed amounts in this Certificate are not eligible for rollover. Amounts that are rolled over are taxed generally until later distributed. An eligible rollover distribution includes generally any taxable distribution or portion thereof from this Certificate except:

         a. any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually and made to You for life or life expectancy or to You or Your joint life beneficiary for joint lives or life expectancies, or for a specified period of 10 years or more, or


         b. any distribution which is a required distribution as described below under "MANDATORY DISTRIBUTION REQUIREMENTS."

An eligible retirement plan includes an individual retirement annuity or account described in Code Section 408. It also includes a tax sheltered annuity plan or arrangement under Code Section 403(b), provided it accepts eligible rollovers and is a defined contribution plan.

If You receive a distribution that is eligible for rollover, but You receive the check directly, then mandatory income tax withholding will be taken from the distribution. You may roll over the balance to an individual retirement annuity or account within 60 days of receipt, and may make up the amount withheld from other sources in the rollover in order to roll over the maximum without possible early distribution tax penalty on the amount of the tax withholding.

MANDATORY DISTRIBUTION REQUIREMENTS

In order to meet the qualification requirements of Code Section 403(b), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over the life or life expectancy of such employee or over the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the later of (1) the calendar year in which the employee attains age 70 1/2, or (2) the calendar year in which the employee retires, except that in the event that the employee is a 5% owner, the "required beginning date" is April 1 of the calendar year in which the employee attains age 70 1/2.

If the employee dies after the distribution has begun but before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as it was being paid out under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ADMINISTRATIVE COMPLIANCE

If changes in the Code and related law, regulations and rulings require a distribution greater than described above in order to keep this Certificate qualified under the Code, we will administer the Certificate in accordance with these laws, regulations and rulings. We will provide You with a revised rider describing any necessary changes, following all regulatory approvals.

AMENDMENT

Notwithstanding any provision in this Certificate or in the 403(b) plan of which this Certificate is a part, we reserve the right to amend or modify the Certificate or any rider or any endorsement thereto, to the extent necessary to comply with any law, regulation or other requirement in order to establish or maintain the qualified status of such plan. Any such amendment or modification may be made retroactively to conform to the requirements of such law, regulation or other requirement.


                                        THE TRAVELERS INSURANCE COMPANY


                                                   /s/ M.A. CARPENTER

                                                   President

                PENSION/PROFIT SHARING PLAN QUALIFICATION RIDER

If the Certificate/Contract Owner (hereinafter referred to as You or Your) of this Certificate/Contract (hereinafter referred to as Certificate) requested that it be issued to comply with Section 401(a) of the Code, the following conditions, restrictions and limitations apply to this Certificate. The Certificate shall constitute an asset of the qualified pension or profit-sharing plan established under Code Section 401(a) and the regulations thereunder and the Certificate shall be subject to the provisions, terms and conditions of such qualified plan. The amounts held under this Certificate will be used for the exclusive benefit of the employees and their beneficiaries. The provisions in this rider supersede any contrary provisions in the Certificate.

OWNER

This Certificate belongs to the Certificate Owner shown on the CERTIFICATE SPECIFICATIONS. As Certificate Owner, You have the sole power to exercise rights and receive benefits under this Certificate during the Annuitant's lifetime. In order to maintain tax qualification, this Certificate may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Code. We will administer this Certificate only as a Tax Qualified Certificate.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternative recipient under a Recorded payment direction. An alternative recipient under a payment direction does not become the Certificate Owner. A payment direction is revocable by You at any time by Written Request giving 30 days advance notice.

Joint ownership is not permitted under this Certificate.

TRANSFER OF OWNERSHIP ASSIGNMENT

This Certificate shall not be pledged or otherwise encumbered and it shall not be sold, assigned, or otherwise transferred to any other person or entity other than Us.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the Certificate Owner, Annuitant or Beneficiary under this Certificate shall be subject to the claims of creditors or any legal process.

BENEFICIARY

The Beneficiary is the party named in a Written Request. The Beneficiary receives any remaining contractual benefits upon the death of the Annuitant. You may change or add a Beneficiary by Written Request during the lifetime of the Annuitant and while this Certificate continues, subject to the limitations provided in this rider. Once a change of Beneficiary is Recorded by Us, it will be effect as of the date of the request, subject to any payments made or other actions taken by Us before the recording.

If no Beneficiary has been named by You, or none survives when the Annuitant dies, the interest of any Beneficiary will pass:

a)  to Your estate; or
b) to the trustee or plan administrator of a trusteed Tax Qualified plan certificate for further distribution in accordance with the plan.

ANNUITANT/CONTINGENT ANNUITANT

The Annuitant is the individual shown on the CERTIFICATE SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Certificate Date except as may be provided hereunder.

No contingent annuitant is permitted under this Certificate.

DEATH OF ANNUITANT/DEATH OF CERTIFICATE OWNER WITH ANNUITANT SURVIVING

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this Certificate be applied to a Settlement Option subject to the provisions of this Certificate.





ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this Certificate in one lump sum or in accordance with the Option elected by You. While the Annuitant is alive You may change Your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, We will pay to You the first of a series of Fixed level monthly Annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee in accordance with Annuity Option 4. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, We will pay to You the first of a series of Fixed level monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

MANDATORY DISTRIBUTION RESTRICTIONS

In order to meet the qualification requirements of Code Section 401(a), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over no longer than the life or life expectancy of such employee or the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the later of (1) the calendar year in which the employee attains age 70 1/2, or (2) the calendar year in which the employee retires, except that in the event the employee is a 5% owner, the "required beginning date" is April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2.

If the employee dies before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ANNUITIES DISTRIBUTED UNDER QUALIFIED PLANS

If the applicant for this Certificate requested that it be issued to comply with Section 401(a) of the Code, and this Certificate has subsequently been transferred to the Annuitant, the following conditions, restrictions and limitations apply to this Certificate in addition to the above.

SPOUSAL CONSENT

Death Benefit - If the Annuitant dies while the Certificate continues and the Annuitant has a spouse at the time of the Annuitant's death, We will pay the death benefit to a person other than the current spouse of the Annuitant only if proof of spousal consent, which meets the requirements of Section 417 of the Code, is furnished to Us.

If the Beneficiary is not the current spouse and such spousal consent is not furnished, we will pay 50% of the death benefit to the current spouse. We will pay the balance of the death benefit to the Beneficiary.





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
Cash Surrender - Before the due date of the first Annuity Payment, 1) if You do not have a spouse and without the consent of any Beneficiary; or, 2) if You do have a current spouse then only with the written consent of Your spouse, as required by Section 417 of the Code; We will pay to You all or any portion of the Certificate Cash Surrender Value upon receipt of Your Written Request for it.

Settlement Option - If the Annuitant is living on the Maturity Date, payment must be made in accordance with Option 4 under ANNUITY OPTIONS unless You elect another form of Annuity Option and furnish Us a qualified election which meets the requirements of Section 417 of the Code.




AMENDMENT

Notwithstanding any provision to the contrary in this Certificate or the qualified pension or profit-sharing plan of which this Certificate is a part, we reserve the right to amend or modify the Certificate or any rider or endorsement thereto, to the extent necessary to comply with any law, regulation or other requirement in order to establish or maintain the qualified status of the plan. Any such amendment or modification may be made retroactively effective if necessary or appropriate to conform to the conditions imposed by such law, regulation or other requirement.


                                        THE TRAVELERS INSURANCE COMPANY

                                                  /s/ M.A. CARPENTER

                                                  President












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





                           IRC SECTION 457 PLAN RIDER


This Rider modifies the contract/certificate to which it is attached for use in connection with a deferred compensation plan (the "Plan") qualified under
Section 457 of the Internal Revenue Code of 1986, as amended (the "IRC"). In the case of a conflict with any provision in the contract/certificate, the provisions of this Rider will control. This Rider applies and is made a part of the contract/certificate as of the earliest date permitted by applicable law.

The contract/certificate is modified as follows:

1. The contract/certificate shall constitute an asset of the Plan qualified under IRC Section 457.

2. The amounts held under this contract/certificate will be used for the exclusive benefit of the participants and their beneficiaries, and no portion of the amounts held under this contract/certificate or the proceeds thereof, nor any interests or rights under this contract/certificate shall be subject to the claims of the general creditors of the contract/certificate owner.

3. All distributions under this contract/certificate shall be made in accordance with the requirements of IRC Sections 457 and 401(a)(9), including the incidental death benefit requirements of IRC Section 401(a)(9)(G) and Treasury Regulations thereunder, and shall be subject to the provisions, terms and conditions of such Plan regarding distributions.



                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                                   /s/ M.A. CARPENTER

                                   PRESIDENT










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